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DEAR 8X8 STOCKHOLDERS
AND STAKEHOLDERS
DAVID SIPES
CEO
June 24, 2021
Dear 8x8 Stockholders,
The workplace changed decisively this past year. Organizations and businesses urgently moved to adopt a remote-work mandate, while at the same time, taking important measures to ensure there was no disruption to employee and customer engagement. All modes of communication became essential.
At 8x8, we are proud to provide technology that serves as the lifeblood for the new digital workplace. We ensure communications remain seamless across contact center, voice, video, team chat and enterprise APIs. Every day, we are helping customers transition to the cloud at this critical time.
As an industry veteran, I enthusiastically took the role of CEO last December because I saw the immense future potential of 8x8’s winning combination of a strong product, great customer base, and global reach. 8x8’s integrated Unified Communications as a Service (UCaaS), Contact Center as a Service (CCaaS), and Communications Platform as a Service (CPaaS) product platform sets the company apart from single point vendor offerings.
We operate in a massive market with tens of billions of dollars in market opportunity. IDC predicts the total addressable cloud communications market to be almost $75 billion by 20241. Digital transformation has accelerated with work-from-home, work-from-anywhere and hybrid work standards now the new normal. We are capitalizing on this opportunity by reaching customers through multiple routes-to-market and providing partners the flexibility on how they go-to-market.
Capitalizing on the demand for our integrated UCaaS, CCaaS and CPaaS offering, we recently announced XCaaS (Experience Communications as a Service) for customer and employee engagement. This solution advances the cloud communications industry by breaking down the silos between UCaaS and CCaaS to optimize the employee and customer experience. We are receiving recognition from industry analysts, channel partners, and customers for identifying the need for this kind of innovation as organizations move to the cloud.

This past year alone, we reached significant milestones and achieved record-breaking results including:
■
Further developed our cloud technology stack to ensure consistent, global service delivery that is financially-backed by a platform-wide 99.99% SLA across an integrated cloud UCaaS and CCaaS solution.

■
8x8 was named a Leader in the 2020 Gartner Magic Quadrant for UCaaS, Worldwide2. This is the ninth consecutive year 8x8 has been recognized as a Leader in this report. 8x8 was also recognized as a Challenger in the 2020 Gartner Magic Quadrant for CCaaS3.

■
Expanded our partnership with Microsoft on two fronts. In March, we launched 8x8 Contact Center for Microsoft Teams. And more recently, we launched a new 8x8 Voice for Microsoft Teams app, to further extend the Team’s experience for users by adding new SMS, MMS and fax capability.

■
Surpassed $500 million in annual recurring revenue (ARR). Key drivers of revenue growth were strong demand for our integrated XCaaS offering, continued upmarket focus on mid-market and enterprises, and strong channel execution from over 6,000 partners.

■
We saw record numbers of 7-figure and 8-figured total contract value (TCV) deals versus the prior year, and these grew on average more than 60% year-over-year.

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We saw increased adoption for our integrated XCaaS solution, representing over 30% of total ARR in the fourth quarter and is one of our fastest growing portions of the product portfolio.

■
Strengthened our cash position and improved operating efficiency, as we met our goal with respect to non-GAAP Pre-Tax profitability in the fourth quarter and ahead of schedule.

At 8x8, our future is bright. The opportunity for growth in the cloud has never been greater and we are poised to meet the demands of today’s workforce with operational excellence and laser-like focus.
Under my leadership, 8x8 will continue to help organizations meet the new work requirements and will do so with a customer first, product first, team first strategy to best serve our 1.8 million paid business users.
8x8 has the strongest offering in our history. Now is the time to look forward and set our sights higher as we build a path to a billion dollar revenue business. We appreciate your confidence and investment and believe we have immense opportunities ahead.
Thank you for your ongoing support,
Dave
Dave Sipes
Chief Executive Officer and member of the Board of Directors
1
IDC estimates the worldwide Unified Communications, Collaboration and Contact Center markets will total $74.4 billion combined in 2024 (see Worldwide Unified Communications and Collaboration Forecast, 2021-2025, DOC #US47669321, May 2021, and Worldwide Contact Center Applications Software Forecast, 2020-2024, DOC #US46610520, June 2020).

2
Gartner Magic Quadrant for Unified Communications as a Service, Worldwide, Rafael Benitez, Megan Fernandez, Daniel O’Connell, Christopher Trueman, Pankil Sheith, November 12, 2020. This Magic Quadrant report name has changed from 2015 onwards- 2015-2020: Magic Quadrant for Unified Communications as a Service, Worldwide, 2014: Magic Quadrant for Unified Communications as a Service, North America With Additional Regional Presence, 2012-2013: Magic Quadrant for Unified Communications as a Service, North America.

3
Gartner Magic Quadrant for Contact Center as a Service, Steve Blood, Drew Kraus, Pri Rathnayake, November 9, 2020.

Gartner Disclaimer:
The Gartner content described herein, (the "Gartner Content") represent(s) research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner"), and are not representations of fact. Gartner Content speaks as of its original publication date (and not as of the date of this Proxy Statement) and the opinions expressed in the Gartner Content are subject to change without notice.

NOTICE OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS
The 2021 Annual Meeting of Stockholders of 8x8, Inc. (“8x8” or the “Company”), a Delaware corporation, will be held at the date, time and place indicated below.
MEETING INFORMATION
AUGUST 5, 2021
11:00 a.m. Pacific Time
All stockholders are cordially invited to virtually attend the 2021 Annual Meeting. We will be hosting the Annual Meeting via live webcast on the Internet. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/8x82021. Stockholders may vote and ask questions while connected to the Annual Meeting on the Internet. You will not be able to attend the Annual Meeting in person. Instructions on how to participate in the Annual Meeting and demonstrate proof of stock ownership are posted at www.virtualshareholdermeeting.com/8x82021. However, to ensure your representation at the 2021 Annual Meeting, you are urged to vote as promptly as possible. Any stockholder of record virtually attending the 2021 Annual Meeting may vote even if he or she has previously returned a proxy. The items of business are summarized below and are described in more detail in the proxy statement accompanying this notice.
ITEMS OF BUSINESS

1.
To elect seven directors to hold office until the 2022 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. The Company’s nominees are Jaswinder Pal Singh, David Sipes, Monique Bonner, Todd Ford, Vladimir Jacimovic, Eric Salzman and Elizabeth Theophille.

2. To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2022.
3. To hold an advisory vote on executive compensation for the fiscal year ended March 31, 2021.
RECORD DATE
Stockholders of record at the close of business Thursday, June 10, 2021 are entitled to notice of and to vote at the 2021 Annual Meeting or at any adjournments or postponements thereof.
STOCKHOLDER LIST
A list of stockholders entitled to vote will be available for 10 days prior to the Annual Meeting at our headquarters, 675 Creekside Way, Campbell, California 95008. If you would like to view the stockholder list, please contact our Investor Relations department at (408) 495-2524 to schedule an appointment or for alternative arrangements to the extent office access is impracticable due to the COVID-19 pandemic. In addition, a list of stockholders of record will be available during the Annual Meeting for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/8x82021.
By Order of the Board of Directors,
Jaswinder Pal Singh
Campbell, California
June 24, 2021

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements, include but are not limited to: changing industry trends, operational and economic impacts of the COVID-19 pandemic, new product innovations and integrations, market demand for our products, channel and e-commerce growth, sales and marketing activities, strategic partnerships, business strategies, improved customer acquisition and support costs, customer churn, future operating performance and efficiencies, financial outlook, revenue growth, and profitability. You should not place undue reliance on such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors, including, but not limited to: the impact of economic downturns on us and our customers, including the impacts of the COVID-19 pandemic; customer cancellations and rate of customer churn; customer acceptance and demand for our new and existing cloud communication and collaboration services and features, including voice, contact center, video, messaging, and communication APIs; competitive market pressures, and any changes in the competitive dynamics of the markets in which we compete; the quality and reliability of our services; our ability to scale our business; customer acquisition costs; our reliance on a network of channel partners to provide substantial new customer demand; timing and extent of improvements in operating results from increased spending in marketing, sales, and research and development; the amount and timing of costs associated with recruiting, training and integrating new employees and retaining existing employees; our reliance on infrastructure of third-party network services providers; risk of failure in our physical infrastructure; risk of defects or bugs in our software; risk of cybersecurity breaches; our ability to maintain the compatibility of our software with third-party applications and mobile platforms; continued compliance with industry standards, regulatory, and privacy requirements, globally; introduction and adoption of our cloud software solutions in markets outside of the United States; risks relating to the acquisition and integration of businesses we have acquired or may acquire in the future; risks related to our senior convertible notes and the related capped call transactions; and potential future intellectual property infringement claims and other litigation that could adversely impact our business and operating results.
For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
GARTNER DISCLAIMER
The Gartner content described herein, (the "Gartner Content") represent(s) research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner"), and are not representations of fact. Gartner Content speaks as of its original publication date (and not as of the date of this Proxy Statement) and the opinions expressed in the Gartner Content are subject to change without notice.

PROXY SUMMARY
The following is a summary of certain key information in our Proxy Statement. This is only a summary, and it may not contain all of the information that is important to you. For more complete information, please review the full Proxy Statement and our Annual Report on Form 10-K for the year ended March 31, 2021. In this Proxy Statement, we refer to 8x8, Inc. as “8x8,” the “Company,” “we” or “us,” and we refer to our fiscal year ended March 31, 2021 as “fiscal 2021” or “F2021.”
ELIGIBILITY TO VOTE
Stockholders of record at the close of business Thursday, June 10, 2021 are entitled to notice of and to vote at the 2021 Annual Meeting or at any adjournments or postponements thereof.
HOW TO VOTE
You may vote using any one of the following methods. In all cases, you should have your 16-Digit Control Number from your proxy card or Notice of Annual Meeting available and follow the instructions. Voting will be accepted until 11:59 p.m. (EDT) on August 4, 2021:
Online at www.proxyvote.com	By Telephone at 1-800-690-6903
Online using your mobile device by scanning the QR Code	By mail by voting, signing and timely mailing your Proxy Card
MEETING INFORMATION
Time and Date:	Thursday, August 5, 2021 at 11:00 a.m. Pacific
Virtual Meeting Address:	www.virtualshareholdermeeting.com/8x82021
VOTING MATTERS AND BOARD RECOMMENDATIONS
The table below includes a brief description of each matter to be voted upon at the Annual Meeting, along with the voting recommendation of our board of directors, or “Board.”
Description of Proposals	Board Vote Recommendation	Page Reference
1. To elect seven directors to hold office until the 2022 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. The Company’s nominees are Jaswinder Pal Singh, David Sipes, Monique Bonner, Todd Ford, Vladimir Jacimovic, Eric Salzman, and Elizabeth Theophille.	FOR each Company Nominee	17
2. To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2022.	FOR	24
3. To hold an advisory vote to approve executive compensation for our fiscal year ended March 31, 2021.	FOR	51
8x8, Inc. | PROXY STATEMENT   1

PROXY SUMMARY
DIRECTOR NOMINEES
In Proposal One, our stockholders are asked to vote on the election of the seven individuals nominated by the Board, each of whom is currently serving as a director. The tables below set forth basic information concerning each nominee individually and highlight certain qualifications, areas of expertise and attributes of our nominees collectively.
Name	Age	Director Since	Principal Occupation	Independent
Jaswinder Pal Singh(1)	56	2013	Professor of Computer Science, Princeton University	Yes
David Sipes	54	2020	Chief Executive Officer, 8x8, Inc.	No
Monique Bonner	50	2018	Executive Advisor, Akamai Technologies	Yes
Todd Ford	54	2019	President of Finance and Operations, Coupa Software, Inc.	Yes
Vladimir Jacimovic	57	2014	Managing Partner of Continuum Capital Partners	Yes
Eric Salzman	54	2012	Chief Executive Officer, Safeguard Scientifics, Inc.	Yes
Elizabeth Theophille	54	2019	Chief Technology Transformation Officer, Novartis AG	Yes

(1)
Dr. Singh serves as Chairman of the Board, effective December 9, 2020.

BOARD OF DIRECTORS SNAPSHOT
Ensuring the Board is composed of directors who bring diverse perspectives, experience and backgrounds to effectively represent the long-term interests of stockholders is a key priority of our Board. In this regard, the Board believes that conducting regular, periodic assessments of its composition and size is an important aspect of an effective governance structure. The Board seeks a balance between retaining directors with deep knowledge of the Company, while adding directors who bring new perspectives. Thus, since the beginning of fiscal 2019, we added four new members while taking steps toward enhancing the Board’s breadth and depth of experience and diversity. In fiscal 2021, we appointed Dr. Singh from Lead Independent Director to Chairman of the Board. In addition, Mr. Martin, after 20 years of service on the Company’s Board, has chosen not to stand for reelection and the Board has determined to add one more female director to the Board by the end of calendar year 2021.
2   8x8, Inc. | PROXY STATEMENT

PROXY SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS (page 5)
We are committed to the highest standards of corporate governance. Our Governance and Nominating Committee monitors new and changing trends and best practices in corporate governance, considers whether we should make changes in light of these trends, and makes recommendations to the Board. The table below sets forth some highlights of our corporate governance programs and policies.
Board and Committees	Management	Stockholders Rights
■ Six of our seven director nominees are independent, including all members of our three standing committees.	■ Robust executive stock ownership requirements, including a 6X ownership requirement for our CEO (ratio of value of stock, to base salary).	■ We have a single-class share capital structure. Each issued and outstanding share of our stock is entitled to one vote per share on all matters submitted to the stockholders for a vote.
■ Our Board and each of its three standing committees conducts a formal assessment of its performance on an annual basis.	■ Related party transactions involving management or a member of our Board require prior approval of the Audit Committee.	■ We do not have a classified board structure or multi-year directorships. All of our directors are elected on an annual basis.
■ Regular executive sessions are conducted by the independent directors, and the Board has appointed an independent Chairman of the Board to preside over these meetings.	■ Executive compensation is reviewed by the Compensation Committee annually, with advice and data (including a benchmark analysis) provided by an independent compensation consultant.	■ None of our officers or directors (nor any of their affiliates) has a controlling interest in our stock. Our officers and directors as a group hold less than 5% of our outstanding common stock.
■ Board adopted a CEO Absence Event Management Process in 2016, which was reviewed by the Governance and Nominating Committee in 2020 as part of succession planning.
■
A significant portion of each executive’s annual compensation is “at risk” and a significant portion of the annual grant of long-term incentive compensation depends on our stock performance relative to a peer group.

■ Our capital structure and organizational documents do not reflect any “poison pill” provisions.

■
Director compensation is reviewed by our Compensation Committee at least once every two years as per our Corporate Governance Principles, with advice and data provided by an independent compensation consultant.

	■ We have clawback rights under our 2012 equity incentive plan that permit us to recover long-term gains under specified circumstances.	■ We do not have a supermajority approval requirement to amend any of our organizational documents.

■
Board has adopted a majority voting policy requiring and each nominee for director has agreed that, if the nominee fails to receive more votes cast “FOR” his selection than “WITHHELD,” the nominee shall tender his or her resignation from the Board.

F2021 BUSINESS HIGHLIGHTS
Some of our business achievements and milestones during fiscal 2021 included the following:
■
In fiscal 2021, our total service revenue grew approximately 20% year-over-year to $496.0 million. Annual service revenue from mid-market and enterprise customers represented 47% of total annual service revenue and grew 31% over the prior year.

■
In the fiscal fourth quarter of 2021, total ARR (annual recurring revenue) grew to $518.1 million, an increase of 22% year-over-year. Bundled contact center and communications represented 75% of new bookings that were $12,000 or more in ARR.

■
Launched 8x8 Voice for Microsoft Teams, an enterprise-grade cloud telephony solution that seamlessly integrates with Microsoft Teams to deliver superior voice quality, global calling plans, and seamless integration with third-party enterprise applications and call analytics. In addition, we launched 8x8 Contact Center for Microsoft Teams which is certified by Microsoft to integrate with Teams.

■
Expanded the 8x8 Open Channel Program to North America, Europe, and the Asia Pacific region with more than 6,000 partners worldwide.

■
Launched the industry’s only financially-backed, platform-wide 99.99% SLA across an integrated cloud CCaaS and UCaaS solution.

■
Formed a strategic partnership with China Mobile International to deliver the industry’s first integrated cloud phone and contact center solution that supports the communications and customer engagement requirements of multinationals operating in China.

8x8, Inc. | PROXY STATEMENT   3

PROXY SUMMARY
■
Named a Leader in the 2020 Gartner Magic Quadrant for Unified Communications as a Service, Worldwide for the ninth consecutive year and a Challenger in Magic Quadrant for Contact Center as a Service for the sixth consecutive year.(1)(2)

■
Named Leader in the IDC MarketScape: Worldwide UCaaS Service Providers for SMB and Enterprise 2021 Vendor Assessment.

■
Received a 5-Star rating by CRN in its 2021 Partner Program Guide.

The Gartner content described herein, (the "Gartner Content") represent(s) research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner"), and are not representations of fact. Gartner Content speaks as of its original publication date (and not as of the date of this Proxy Statement) and the opinions expressed in the Gartner Content are subject to change without notice.

(1)
Gartner “Magic Quadrant for Unified Communications as a Service, Worldwide” by Rafael Benitez, Megan Fernandez, Daniel O’Connell, Christopher Trueman, Pankil Sheth; November 12, 2020.

(2)
Gartner “Magic Quadrant for Contact Center as a Service” by Steve Blood, Drew Kraus, Pri Rathnayake; November 9, 2020.

EXECUTIVE COMPENSATION HIGHLIGHTS (page 26)
We have designed our executive compensation program to:
■
Attract, develop, motivate, and retain top talent and focus our executive officers on goals that increase long-term stockholder value;

■
Ensure executive compensation is aligned with our corporate strategies and business objectives;

■
Provide meaningful equity ownership opportunities to our executives to align their incentives with the creation of sustainable stockholder value;

■
Ensure fairness among our executives by recognizing the contributions each executive officer makes to our success, as well as his or her compensation history and experience level; and,

■
Provide an incentive for long-term continued employment with us.

The table below lists some specific elements that our program possesses and avoids, in turn.
What We Have	What We Don’t Have
■ An executive compensation program designed based on our “pay for performance” philosophy.	■ No pension arrangements or nonqualified deferred compensation plans for our executive officers.
■ A substantial portion of the total value of annual equity awards granted to our executives (approximately 50%) are in the form of performance share units.	■ No special health or welfare plans for our executive officers.
■ The long-term incentives granted to our named executive officers vest or are earned over multi- year periods, consistent with current market practice and our retention objectives.	■ No single-trigger acceleration for our executive officers in connection with a change-in-control.
■ Minimum vesting period of 12 months from date of grant for awards under our Amended and Restated 2012 Equity Incentive Plan (with limited exceptions).	■ No “evergreen” provision in our Amended and Restated 2012 Equity Incentive Plan.
■ No “gross-ups” or other tax reimbursement payments on any severance or change-in-control payments or benefits for our executives.
4   8x8, Inc. | PROXY STATEMENT

CORPORATE GOVERNANCE
GOVERNANCE FRAMEWORK
As stated in our Corporate Governance Principles, our board of directors (the “Board”) is the ultimate decision-making body of the Company, except with respect to matters reserved to the stockholders. The Board selects the Chief Executive Officer, who is charged with the conduct of the Company’s business. The Board acts as an advisor and counselor to senior management and ultimately monitors its performance. The fundamental objective of the Board is to build long-term sustainable growth in stockholder value for the Company.
In furtherance of this mission, we have adopted a comprehensive corporate governance framework designed to enable the Board, among other things, to:
■
provide effective oversight of the senior management team in connection with its conduct of the Company’s business and affairs;

■
allow the Board to make decisions independent of management;

■
align the interests of the Board and management with those of our stockholders; and

■
maintain compliance with the requirements of the New York Stock Exchange (“NYSE”) and applicable law.

The framework helps determine our policies and practices with respect to Board composition, Board independence, Board and committee evaluations, executive compensation, stockholder engagement, risk oversight and more.
Copies of our current corporate governance documents and policies, including our Code of Business Conduct and Ethics, Corporate Governance Principles, and committee charters, are available on the Investor Relations section of our website at http://investors.8x8.com. The Board reviews these corporate governance documents and policies at least every two years, and revises them when the Board determines it would serve the interests of the Company and its stockholders to do so, such as in response to changing governance practices or legal requirements.
BOARD COMPOSITION
CRITERIA FOR EVALUATING CANDIDATES.   The Board, with input from the Governance and Nominating Committee, is responsible for periodically determining the appropriate skills, perspectives, experiences, and characteristics required of Board candidates, taking into account the Company’s needs and current make-up of the Board. Among other factors considered in the selection of each candidate, the Governance and Nominating Committee is to consider the following attributes, criteria and qualifications:
■
knowledge, experience, skills, and expertise, particularly in areas critical to understanding the Company and its business;

■
diversity;

■
personal and professional integrity and character;

■
business judgment;

■
time availability in light of other commitments, particularly service on the boards of other publicly-held companies;

■
dedication; and

■
conflicts of interest.

While the Governance and Nominating Committee has not established specific minimum qualifications for directors, the committee believes that candidates and nominees must reflect a Board that is comprised of directors who:
■
have strong integrity;

■
have qualifications that will enhance the overall effectiveness of the Board;

■
have the highest professional and personal ethics and values, and will conduct themselves consistent with our Code of Business Conduct and Ethics;

■
will comply with our corporate governance, conflict of interest, confidentiality, stock ownership and insider trading policies and guidelines, and all other codes of conduct, policies and guidelines, as well as any relevant securities and other laws, rules, regulations and listing standards, in each case as applicable to members of the Board; and

■
satisfy other relevant standards that may be required by applicable rules and regulations, such as financial literacy or financial expertise with respect to prospective Audit Committee members.

As a matter of policy, the Board believes that a substantial majority of the directors should be independent within the meaning of the rules of the New York Stock Exchange and the applicable independence requirements of the federal securities laws and regulations. The Board also believes that it is important to strike the right balance in its composition to ensure that there is an appropriate range and mix of expertise, diversity and knowledge.
8x8, Inc. | PROXY STATEMENT   5

Corporate Governance
DIVERSITY.   In identifying candidates for the Board, the Governance and Nominating Committee considers foremost the qualifications and experience that the Committee believes would best suit the Board’s needs created by each particular vacancy. As part of the process, the Governance and Nominating Committee and the Board endeavor to have a Board composed of individuals with diverse backgrounds, viewpoints, and life and professional experiences, provided such individuals should all have a high level of management and/or financial experience. While the Company has no formal diversity policy that applies to the consideration of director candidates, the Governance and Nominating Committee has determined that diversity should be an important consideration in the selection of candidates, and that the Board should be comprised of members who reflect diversity not only in race and gender, but also in viewpoints, experiences, backgrounds, skills and other qualities and attributes.
Consistent with commitments we made to our stockholders in connection with our 2018 annual meeting, the Board has since added two female members, and expects to add a third female member by the end of calendar year 2021.
REFRESHMENT OF THE BOARD.   Since our last annual meeting, we appointed David Sipes as our new CEO and Board member while replacing our prior CEO. In addition, Bryan Martin, our longest serving Board member, will not be standing for re-election. Six of our seven Board members are independent now. Since our 2018 annual meeting, we have replaced four members of our Board. Each of the four added directors is nominated for re-election at the 2021 annual meeting. Importantly, since our 2018 annual meeting, the average tenure of our Board members has gone from 9.1 to 4.5 years (excluding Mr. Martin who is not standing for reelection) reflecting the Board’s commitment to bringing in fresh perspectives and increasing the diversity of our Board.
These changes to our Board and its three standing committees are explained in more detail below.
CHANGES SINCE 2018 ANNUAL MEETING
DECEMBER 10, 2020: David Sipes appointed as new CEO and as a new director, replacing Vikram Verma; Dr. Singh appointed as Chairman
■ Mr. Sipes appointed as CEO and to the Board, replacing Mr. Verma who stepped down from the Board.
■ Our Lead Independent Director Dr. Singh appointed as Chairman of the Board, replacing Mr. Martin.
JUNE 19, 2019: Elizabeth Theophille appointed as a new director.
■ Ms. Theophille appointed to the Board, filling a vacancy left by Mr. Potter when he did not stand for re-election at the 2019 annual meeting.
■ Board size increased temporarily from eight to nine members and reverted to eight members concurrently with election of directors at the 2019 annual meeting.
JUNE 1, 2019: Todd Ford appointed as a new director, succeeding Major General Guy L. Hecker, Jr.
■ Mr. Ford appointed to the Audit Committee, filling a vacancy left by Gen. Hecker’s departure, and named Chair of Audit Committee, succeeding Mr. Potter in that role.
■ Mr. Ford appointed as a member of the Compensation Committee, temporarily increasing its size from three to four members.
MAY 6, 2019: Major General Guy L. Hecker, Jr. retired from the Board.
■ Dr. Singh appointed as Lead Independent Director, succeeding Gen. Hecker in that role.
■ Dr. Singh appointed a member of the Compensation Committee, filling a vacancy left by Gen. Hecker’s departure.
■ Dr. Singh appointed a member of the Governance and Nominating Committee, filling a vacancy left by Gen. Hecker’s departure.
■ Ms. Bonner was appointed Chair of the Governance and Nominating Committee, succeeding Gen. Hecker in that role.
OCTOBER 23, 2018: Monique Bonner appointed as a new director.
■ Board size increased from seven to eight directors.
■ Ms. Bonner also appointed as a member of the Audit Committee, replacing Dr. Singh.
■ Ms. Bonner also appointed as a member of the Governance and Nominating Committee, increasing its size from two to three members.
■ Ian Potter appointed as Chair of the Audit Committee, succeeding Gen. Hecker in that role.
The Board has not established term limits. The Board believes that, while term limits could help ensure fresh ideas, they also would force the Board to lose the contributions of directors who may have developed unique perspectives and insight into the Company. As an alternative to term limits, the Governance and Nominating Committee will review a director’s continuation on the Board whenever the director experiences a change in professional responsibilities, as a way to ensure that the director’s skills and experience continue to match the needs of the Board. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director and that he or she devotes the time necessary to discharge his or her duties as a director.
6   8x8, Inc. | PROXY STATEMENT

Corporate Governance

IDENTIFYING AND EVALUATING DIRECTOR NOMINEES.   The Board is responsible for selecting and nominating candidates for election by the stockholders and for filling vacancies on the Board. The Governance and Nominating Committee recommends to the Board (a) first-time nominees for election, based on the need for new Board members as identified by the Committee, the Chairman or other Board members, as well as (b) incumbent directors for re-election, as appropriate.
The Governance and Nominating Committee reviews at least annually with the Board the composition of the Board as a whole and, if necessary, recommends measures to be taken so that the Board (a) reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole to continue to provide effective oversight and otherwise fulfill its mission, and (b) contains at least the minimum number of independent directors required by the NYSE and any other applicable law, rule or regulation.
In selecting individuals for nomination, the Governance and Nominating Committee seeks the input of the Chairman of the Board. When considering a potential candidate not currently serving on the Board, the Governance and Nominating Committee considers whether any Board member has a relationship that would help the Board to initiate contact with the individual. The Governance and Nominating Committee may also use a third-party search firm to assist in identifying and contacting preferred candidates. Prospective candidates are usually interviewed by the Chairman of the Board, Chief Executive Officer, and at least one member of the Governance and Nominating Committee. During the selection process, the full Board is kept informed of progress.
The Governance and Nominating Committee will consider the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, the Governance and Nominating Committee may consider many factors, as discussed above. The Governance and Nominating Committee will also consider individuals recommended for Board membership by our stockholders, in accordance with our bylaws and applicable law. The Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, based on whether the candidate was recommended by a stockholder or not.
The Governance and Nominating Committee meets to consider and recommend final candidate(s) for approval by the Board. Once a candidate is selected for appointment to the Board, or to stand for election or re-election, as applicable, the Chairman extends the invitation to join the Board, or to stand for election or re-election, on the Board’s behalf.
Upon completion of its review and evaluation of the candidates in May 2021, our Governance and Nominating Committee made its recommendation to the Board regarding the candidates. After considering our Governance and Nominating Committee’s recommendations, our Board determined and approved the candidates named in this proxy statement.
Stockholder Nominations and Recommendations
The Governance and Nominating Committee will consider any recommendations and nominations for candidates to the Board from stockholders, as required by its charter. When submitting candidates for nomination to be elected at an annual or special meeting of stockholders, stockholders must follow the notice procedures and provide the information required by our by-laws. The following is a partial summary of those procedures and requirements.
Stockholder recommendations for candidates to the Board must be directed in writing to our Secretary at the address of our principal executive offices, currently 675 Creekside Way, Campbell, CA 95008. To be timely, a stockholder’s notice proposing the nomination of a director at an annual meeting must be delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 calendar days in advance of the first anniversary of the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 calendar days earlier than the date contemplated at the time of the previous year’s proxy statement, notice must be received not later than the close of business on the 10th day following the day on which the date of the annual meeting is publicly announced. A timely notice for the nomination of a director by a stockholder at a special meeting of stockholders must be delivered to or mailed and received at our principal executive offices no later than the close of business on the later of (a) the 90th day prior to the special meeting, and (b) the 10th day following the day on which public disclosure of the date of the special meeting is first made.
The stockholder’s notice must include certain information about the stockholder (and all persons participating with the stockholder in any proxy solicitation for the proposal) and certain information about the candidate, as set forth in our by-laws, including, but not limited to, the candidate’s name, age, business address and residence address, the candidate’s principal occupation or employment for the past 5 years, the stockholder’s name and address, the class and number of shares of our stock and other securities, including derivatives, beneficially owned by the proposing stockholder and by such candidate, any short interest in any of our securities held by the proposing stockholder, all voting rights with respect to our stock beneficially owned by the stockholder and others joining in the proposal, and a description of all arrangements or understandings between the stockholder making such recommendation and each candidate and any other person or persons (naming such person or persons) pursuant to which the recommendations are to be made by the stockholder, as well as any other information relating to such recommended candidate that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act.
In addition, if requested, the proposed nominee must furnish additional information to determine whether he or she is eligible to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the proposed nominee, as set forth in our by-laws.
8x8, Inc. | PROXY STATEMENT   7

Corporate Governance
We encourage stockholders to refer to our by-laws for complete information regarding the requirements for submitting stockholder proposals and nominating director candidates. You may contact us at 8x8, Inc., Attn: Secretary, 675 Creekside Way, Campbell, CA 95008, for a copy of the relevant by-law provisions on this topic. Our by-laws also can be found where our filed reports are located on the SEC’s website at http://www.sec.gov.
BOARD SIZE AND STRUCTURE.   The Board periodically reviews its size, assesses its ability to function effectively based on its size and composition, and determines whether any changes to the size of the Board are appropriate. As described above, the size of our Board increased from seven to eight members during our 2019 fiscal year and is expected to remain at eight members with the departure of Bryan Martin and the future appointment of a female Board member by the end of calendar year 2021. We believe that an eight-member Board is suited to the size of our current operations and otherwise appropriate to allow the Board to function effectively.
With the appointment of Dr. Singh, formerly our Lead Independent Director, to the Chairman role in December 2020, we no longer have a Lead Independent Director. The Board believes that the separation of the offices of the Chairman and Chief Executive Officer is appropriate at this time because it allows our Chief Executive Officer to focus primarily on our business strategy, operations and corporate vision. However, our Corporate Governance Principles do not require that the roles of Chairman and Chief Executive Officer be held by different people. Further, if the Chairman role is held by a non-independent Director, then our Corporate Governance Principles require the appointment of a Lead Independent Director from among the independent members of the Board. These principles reflect our belief that it is important for the Board to retain flexibility to determine whether the two roles should be separate or combined, and whether the Chairman should be independent or not, based upon the Board’s assessment of the Company’s needs and leadership at a given point in time.
DIRECTOR INDEPENDENCE
The rules of the New York Stock Exchange, or NYSE, require that a majority of our directors be independent within the meaning of those rules. In addition, our Corporate Governance Principles require that a substantial majority of our directors be independent.
For a director to be considered independent under the NYSE rules, our Board must affirmatively determine that the director:
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has no material relationship with 8x8, any of our subsidiaries, or any member of our management, either directly or indirectly (for example, as a partner, shareholder or officer of an organization that has a relationship with us); and

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satisfies each of the requirements under Rule 303A.02(b) of the NYSE rules.

The Board has adopted a definition of independence which conforms to the above independence requirements in the NYSE listing rules and further requires a director not to have any relationship (material or otherwise, and including social relationships) that would reasonably be expected to impair his or her exercise of independent judgment in carrying out the responsibilities of a director.
We believe it is important that, in making a determination of independence, our Board broadly consider all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with us (whether commercial, consulting, charitable, familial or otherwise), our Board considers the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.
In addition, in affirmatively determining the independence of any director who will serve on our Compensation Committee, our Board must consider all factors specifically relevant to determining whether the individual has a relationship to us which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member.
These factors include:
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the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by the listed company to such director; and

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whether such a director is affiliated with 8x8, a subsidiary of 8x8, or an affiliate of a subsidiary of 8x8.

When considering the sources of a director’s compensation in this context, the Board should consider whether the director receives compensation from any person or entity that would impair his or her ability to make independent judgments about the listed Company’s executive compensation. When considering an affiliate relationship a director has with the Company, a subsidiary of the Company, or an affiliate of a subsidiary of the Company, in determining his or her independence for purposes of compensation committee service, the board should consider whether the affiliate relationship places the director under the direct or indirect control of 8x8 or our senior management, or creates a direct relationship between the director and members of senior management, in each case of a nature that would impair his or her ability to make independent judgments about the listed Company’s executive compensation.
8   8x8, Inc. | PROXY STATEMENT

Corporate Governance

Our Board has determined that six of its seven current nominees for re-election, who are all current members, are “independent” within the meaning of Rule 303A.02 of the NYSE rules and under our own definition of independence:
Independent	Not Independent
Jaswinder Pal Singh	David Sipes
Monique Bonner
Todd Ford
Vladimir Jacimovic
Eric Salzman
Elizabeth Theophille
In making these determinations, the Board affirmatively determined that there are no business relationships that are material or that would interfere with the exercise of independent judgment by any of the independent directors in their service on the Board or its committees.
In making this determination with respect to Mr. Ford, the Board considered, among other factors, that Coupa Software, Inc., of which Mr. Ford is the Chief Financial Officer, is both a customer of the Company (in that we received payments of approximately $371,000 from Coupa during our 2021 fiscal year) and a vendor to the Company (in that we made payments of approximately $287,000 to Coupa during our 2021 fiscal year). The Board considered the materiality of these arrangements from the perspective of both the Company and Coupa, and took into account the fact that Coupa became a customer of the Company several years before Mr. Ford joined the Board, in making its determination regarding Mr. Ford’s independence.
Each of the Board’s Audit Committee, Compensation Committee and Governance and Nominating Committee is composed solely of independent directors in accordance with the NYSE listing rules.
BOARD MEETINGS AND ATTENDANCE; ANNUAL MEETING ATTENDANCE
The Board held a total of fourteen meetings during fiscal 2021. Mr. Martin did not attend three of the meetings of the Board and Ms. Bonner did not attend one of the meetings of the Board. All other directors standing for reelection attended each meeting of the Board during fiscal 2021.
Pursuant to our Corporate Governance Principles, members of the Board are encouraged, but are not required, to attend each annual meeting of stockholders. Two of our directors attended last year’s annual meeting of stockholders held in August 2020.
8x8, Inc. | PROXY STATEMENT   9

Corporate Governance
COMMITTEES
The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee.
The Board has adopted charters for each of these committees that are available on our website under “Corporate Governance” which can be found at http://investors.8x8.com. Each committee reviews its charter on an annual basis and makes recommendations to the Board for any changes based on its review. The composition of each standing committee is indicated in the table below.
Director	Independent?	Audit	Compensation	Nominating	Other Role
Jaswinder Pal Singh	Yes				Chair(1)
David Sipes	No
Monique Bonner	Yes
Todd Ford	Yes
Vladimir Jacimovic	Yes
Eric Salzman	Yes
Elizabeth Theophille	Yes
= Committee Chair        = Committee member       Chair = Chairman of the Board
(1)
The information presented in this table is as of the date of this proxy statement, unless stated otherwise. During fiscal 2021, Bryan Martin (not listed above) served as Chairman of the Board until December 9, 2020, when Dr. Singh, previously Lead Independent Director, succeeded him in that role. Mr. Martin is not standing for re-election in 2021.

10   8x8, Inc. | PROXY STATEMENT

Corporate Governance

Audit Committee
Current Members: Todd Ford Monique Bonner Eric Salzman Current Chair: Todd Ford Former Members Who Served During F2021: None	Purpose: The Audit Committee oversees our corporate accounting and financial reporting process and performs several functions in the execution of this role. Fiscal 2021 Meetings: 4

Responsibilities of the Audit Committee include:
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Evaluates the performance of and assesses the qualifications of the independent auditors.

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Determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors. Reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services. Monitors the rotation of partners of the independent auditors on our audit engagement team as required by law.

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Confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting.

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Discusses with management and the independent auditors the results of the annual audit and the results of the reviews of our quarterly financial statements.

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Reviews and approves all business transactions between us and any director, officer, affiliate or related party, including transactions required to be reported in our proxy statement.

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Responsible for oversight of the Company’s internal audit function, risk management processes and system of internal controls.

Independence: The Board has determined that each of the current members meets the requirements for membership to the Audit Committee, including the independence requirements under NYSE Rules 303A.02 and SEC Rule 10A-3(b)(i) and is financially literate in accordance with the additional audit committee requirements of NYSE Rule 303A.07. The Board has identified Mr. Ford as an “audit committee financial expert” as defined under Item 407(d)(5)(ii) of Regulation S-K, but that status does not impose duties, liabilities or obligations that are greater than the duties, liabilities or obligations otherwise imposed on him as a member of our Audit Committee or our Board.

Compensation Committee
Current Members: Eric Salzman Jaswinder Pal Singh Todd Ford
Purpose: The Compensation Committee reviews and recommends compensation arrangements for the Chief Executive Officer for approval by the independent members of the Board and approves the compensation arrangements for all other executives at the level of senior vice president and above.
Fiscal 2021 Meetings: 5

Current Chair: Eric Salzman Former Members Who Served During F2021: None
Responsibilities of the Compensation Committee include:
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Recommends the compensation of the Chief Executive Officer to the independent members of the Board for approval.

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Review and approve corporate goals and objectives relevant to CEO compensation and evaluates the CEO’s performance in light of those goals and objectives.

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Approves, in consultation with the Chief Executive Officer, the compensation of other executives at the level of senior vice president and above.

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Administers our stock-based award and employee stock purchase plans, as well as our employee bonus plan.

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Responsible for reviewing and approving all employment, severance and change-in-control agreements, special or supplemental benefits applicable to executive officers.

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Engages independent compensation consulting firm to advise on executive compensation.

Independence: The Board has determined that each of the three current members meets the requirements for membership to the Compensation Committee, including the independence requirements of the SEC and the NYSE listing standards under Rule 303A.05.

8x8, Inc. | PROXY STATEMENT   11

Corporate Governance
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board currently consists of Mr. Salzman, Mr. Ford and Dr. Singh. None of these individuals is currently an officer or employee of ours or was an officer or employee of ours at any time during fiscal 2021. None of our executive officers or directors served as a member of the board or compensation committee of any entity that had one or more executive officers serving as a member of the Board or our Compensation Committee at any time during fiscal 2021.
Governance and Nomination Committee
Current Members: Monique Bonner Eric Salzman Jaswinder Pal Singh
Purpose: The Governance and Nominating Committee identifies and recommends to the Board individuals qualified to serve as directors of the Company; advises the Board with respect to its committees’ composition; oversees the evaluation of the Board; and other matters of corporate governance.
Fiscal 2021 Meetings: 3

Current Chair: Monique Bonner Former Members Who Served During F2021: None
Responsibilities of the Governance and Nomination Committee include:
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Responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company, consistent with criteria approved by the Board and set forth in the committee’s charter.

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Recommends to the Board candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board.

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Reviews and evaluates the suitability of incumbent directors for continued service on the Board (including those recommended by stockholders).

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Responsible for developing and recommending to the Board for approval Corporate Governance Principles, and advising on succession plans for the CEO and other executive officers.

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Responsible for reviewing and formalizing proposals to amend our certificate of incorporation and by-laws.

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Responsible for adopting the procedures pursuant to which the Board and each Committee is to conduct an annual evaluation of its own performance, and for reviewing the results of these evaluations and making recommendations to the Board.

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Responsible for director orientation programs and for director continuing education programs to assist directors in maintaining skills necessary or appropriate for the performance of their responsibilities.

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Reviews CEO succession plan and unexpected absence event policy with CEO.

Independence: Pursuant to the charter of the Governance and Nominating Committee, all members of the Governance and Nominating Committee must be qualified to serve under the NYSE listing rules and any other applicable law, rule regulation and other additional requirements that the Board deems appropriate. The Board has determined that each of the three current members meet these requirements.

CODE OF BUSINESS CONDUCT AND ETHICS
We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Business Conduct and Ethics (the “Code of Ethics”) reflects the values and the business practices and principles of behavior that support this commitment. The Code of Ethics is available on our website under “Corporate Governance” which can be found at http://investors.8x8.com. We will post any amendment to, or a waiver from, a provision of the Code of Ethics that are required to be disclosed by the rules of the SEC or NYSE, on our website at http://investors.8x8.com.
Our Board updated our Code of Ethics in March 2019 in order to, among other things, add new provisions that reflect our commitment to environmental stewardship, sustainability, human rights and fair labor practices. While these have always been important concerns for us as an organization, we have recently begun to incorporate these principles into the design of our core business procedures, and we expect to continue this trend as we grow and scale in the future.
CORPORATE GOVERNANCE PRINCIPLES
Our Board has adopted Corporate Governance Principles which address various matters relating to Board and Committee structure, composition, meetings and responsibilities. The Corporate Governance Principles are posted on our website at http://investors.8x8.com.
12   8x8, Inc. | PROXY STATEMENT

Corporate Governance

BOARD’S ROLE IN THE OVERSIGHT OF RISK
The full Board is involved in the oversight of our risk management program. The Board as a whole is consulted on any matters which might result in material financial changes, investments or our strategic direction of the Company. The Board oversees these risks through its interaction with senior management which occurs at formal Board meetings and committee meetings, and through other periodic written and oral communications.
Additionally, the Board has delegated some of its risk oversight activities to its committees. For example, the Compensation Committee considers the risks associated with compensation for our named executive officers and directors, including whether any of our compensation policies has the potential to encourage excessive risk-taking. The Audit Committee oversees compliance with our Code of Ethics, our financial reporting process and our systems of internal controls and reviews with management our major risk exposures and the steps taken to control such exposures.
COMPENSATION RISK ASSESSMENT
The Compensation Committee has reviewed our compensation programs to ensure that our incentive and other motivational elements of compensation are aligned with long-term value creation, taking into consideration prudent risk management. We do not believe any of our compensation policies and practices create any risks that are reasonably likely to have a material adverse effect on us. In making this determination, the Compensation Committee considered the mix of fixed and variable compensation, our use of equity in our long-term incentive compensation arrangements, the time horizon of performance measurement in incentive opportunities, and the ability of the Compensation Committee and management to rely on judgment in determining compensation and assessing performance outcome.
COMMUNICATIONS WITH THE BOARD
The Board has implemented a process by which stockholders and other interested parties, including, without limitation, customers, vendors and business partners, may send written communications directly to the attention of the Board, our non-management directors (as a group), our Chairman, or any other individual Board member. The process is explained on our website at http://investors.8x8.com under the heading “Contact the Board.”
SUSTAINABILITY AND CORPORATE SOCIAL RESPONSIBILITY
OUR APPROACH
We believe our social responsibility to our employees and shareholders is to, among other things, make the world a better place. We are committed to growing our business in a sustainable and socially responsible manner. As a Company we are transforming the future of business communications, as a leading Software-as-a-Service (“SaaS”) provider of voice, video, chat, contact center, and enterprise-class API solutions powered by one global cloud communications platform. The core of our product empowers workforces worldwide by connecting individuals and teams so they can collaborate faster and work smarter, all through a cloud-based solution thereby minimizing the carbon footprint. At the heart of our values is a commitment to operate with integrity, foster the growth and development of our teams, while making a positive change in business and the world around us.
OUR ENVIRONMENT, OUR PEOPLE AND OUR ETHICS
We believe that investing in our people, in our communities, and in operating our business sustainably will drive long-term value for our shareholders. To this end, we focus on three key pillars to provide the framework by which we manage our business.
Our Environment	Our People	Our Ethics

We are committed to operating in an environmentally responsible manner by ensuring the safety and health of our employees, business partners, and the public — supporting energy conservation, recycling programs, and responsible practices in our own supply chain.

Our success to make an impact in the world is greatly dependent on our people. As such, we are strengthened by the cultural diversity of our workforce. People from diverse cultures bring unique language skills, new ways of thinking, creative solutions to difficult problems and global negotiating skills. Thanks to our cultural diversity, 8x8 is a much more interesting place to work.

We understand that part of our employee and customer success depends on our ability to manage our business ethically, transparently and responsibly. Our Board updated our Code of Ethics in March 2019 in order to, among other things, add new provisions that reflect our commitment to environmental stewardship, sustainability and human rights and fair labor practices.

We invite you to read more about our corporate values, mission, culture, environmental, and diversity and inclusion programs on our website at: https://investors.8x8.com/corporate-responsibility/.
8x8, Inc. | PROXY STATEMENT   13

Corporate Governance
COMPENSATION OF NON-EMPLOYEE DIRECTORS
OUR APPROACH
We use a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the amount of time that our directors expend in fulfilling their duties, the skill-level required of members of the Board, and the practices of our peers, among other factors. Compensation of non-employee directors is reviewed at least once every two years by our Compensation Committee, which then makes its recommendation to the full Board, in accordance with our Corporate Governance Principles.
The key terms of our director compensation program for fiscal 2021 are summarized below. The program was first adopted in July 2015. The Compensation Committee has reviewed the program every two years since then.
There were no changes to our compensation program for non-employee directors in fiscal 2021, with the exception that the Board approved an annual payment for the Chairman of the Board. In connection with each of its reviews, the Compensation Committee engaged Compensia to provide advice on the non-executive director compensation program. Compensia delivered a report to the Compensation Committee which included a benchmark analysis of the program. The Compensation Committee considered, among other factors, the total cost of our non-employee director compensation relative to that of a peer group. In connection with its review and advice from Compensia, the Board approved an annual payment of $60,000 to the Chairman of the Board. The annual payment was approved in June 2021 and applied retroactively to services provided for fiscal year 2021.
Directors who are also employees of 8x8 do not receive any additional compensation for serving as members of the Board.
CASH COMPENSATION.   We pay non-employee directors the following cash fees for their annual service:
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annual payment of $40,000 for service on our board of directors;

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annual payment for service as a committee member (other than in the chair role) in the amounts of $12,500 for the Audit Committee, $7,500 for the Compensation Committee, and $5,000 for the Governance and Nominating Committee;

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annual payment for service as the chair of a committee in the amounts of $25,000 for the Audit Committee, $15,000 for the Compensation Committee and $10,000 for the Governance and Nominating Committee; and

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annual payment of $35,000 to our Lead Independent Director for service in that capacity (Dr. Singh served as our Lead Independent Director in fiscal 2021 until he was appointed as Chairman of the Board on December 10, 2020).

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annual payment of $60,000 to our Chairman of the Board for services in that capacity.

In the event a director serves on our Board for less than a full term, or serves in a particular capacity for which he or she would receive an additional fee for less than a full term, the fees payable to that director are prorated accordingly. A director may elect to defer payment of all or a portion of the annual stipend and meeting fees payable to him in order to postpone taxation on such amounts. In addition to the above payments, we also reimburse our non-employee directors for certain expenses in connection with attendance at Board meetings.
EQUITY AWARDS.   We pay the following equity-based compensation to our non-employee directors:
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upon a new director’s election or appointment to the Board, that director is granted:

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an initial award of restricted stock units (“RSUs") equal in value to $100,000, vesting in equal annual installments over two years from the date of grant, subject to the director’s continued service on our Board; and

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an award of RSUs equal in value to $175,000 (or a prorated portion of that amount, based on the length of the remaining term of service, in the event the director is appointed on a date other than the annual meeting), vesting in full on the date of the next annual meeting, subject to the director’s continued service on our Board; and

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upon re-election to the Board, a director is granted an award of RSUs equal in value to $175,000, vesting in full on the later of (a) the date of the director’s completion of his or her year of Board service or (b) 12 months from the date of grant of such award, in each case subject to the director’s completion of his or her year of Board service.

These awards are granted pursuant to our Amended and Restated 2012 Equity Incentive Plan. Non-employee directors are also eligible to receive discretionary awards in recognition of exemplary service above and beyond the standard workload of a director. For services performed by Dr. Singh in connection with our recruitment and onboarding of a new CEO in fiscal 2021, the Board approved a one-time discretionary award of RSUs in the amount of $40,000 to recognize the additional activities required of Dr. Singh during the transition of our CEO. Dr. Singh’s RSUs were granted on June 16, 2021 and were immediately vested.
14   8x8, Inc. | PROXY STATEMENT

Corporate Governance

Change-in-Control.   Upon a change-in-control, all unvested stock options and restricted stock units then held by non-employee directors will accelerate to become fully vested as of the date of such change-in-control. For this purpose, a change-in-control generally means (1) the liquidation or dissolution of the Company; (2) the sale of stock by stockholders representing more than 50% of our voting stock, or a sale, transfer, or other disposition of all or substantially all of our assets; or (3) a merger or consolidation after which the stockholders immediately before such transaction do not retain more than 50% of the outstanding voting stock.
FISCAL 2021 DIRECTOR COMPENSATION TABLE
The table below sets forth summary information concerning the compensation paid to each of our non-employee directors for their services as directors during fiscal 2021(1):
Name(2)	Fees Earned or Paid in Cash(1) ($)	Stock Awards(3) ($)	All Other Compensation ($)	Total ($)
Jaswinder Pal Singh(5)	95,170	214,992	—	310,162
Monique Bonner	62,500	174,992	—	237,492
Todd Ford	72,500	174,992	—	247,492
Vladimir Jacimovic	40,000	174,992	—	214,992
Eric Salzman	72,500	174,992	—	247,492
Elizabeth Theophille	40,000	174,992	—	214,992

(1)
David Sipes and Bryan Martin do not receive any additional compensation for serving as members of the Board, and their compensation from 8x8 is fully reflected in the Summary Compensation Table. The amounts reported for Jaswinder Pal Singh reflect a pro-rated amount of the annual payment for his services as Lead Independent Director in the amount of $24,262 and a pro-rated amount of the annual payment for his services as Chairman of the Board in the amount of $18,408.

(2)
As of March 31, 2021, each of our non-employee directors that served as directors in fiscal 2021 held outstanding options to purchase, and RSUs representing the right to acquire, the number of shares indicated in the table below:

Name	Stock Options	RSUs(3)(4)
Jaswinder Pal Singh	75,000	11,146
Monique Bonner	—	11,146
Todd Ford	—	13,218
Vladimir Jacimovic	75,000	11,146
Eric Salzman	75,000	11,146
Elizabeth Theophille	—	13,168

(3)
On August 10, 2020, Mr. Ford, Mr. Salzman, Dr. Singh, Mr. Jacimovic, Ms. Bonner, and Ms. Theophille each received a grant of a stock award in the form of RSUs representing the right to receive 11,146 shares of common stock upon the completion of the director’s board service year, subject to his or her continued service through such date. In addition, on June 16, 2021, Dr. Singh received a discretionary one-time stock award grant of RSUs in the amount of $40,000 representing the right to receive 1,560 shares of common stock in recognition of the additional activities required of him in connection with the recruitment and onboarding of our new CEO in fiscal 2021.

(4)
The amounts reported reflect the aggregate grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718 based on the closing market price of our common stock on the grant date. For a more detailed discussion of the valuation model and assumptions used to calculate the fair value of our stock awards, refer to note 1 to the consolidated financial statements contained in our Annual Report on Form 10-K for our fiscal year ended March 31, 2021, filed with the SEC on May 17, 2021.

(5)
Dr. Singh was appointed Chairman of the Board on December 10, 2020. Prior to his appointment, Dr. Singh served as the Lead Independent Director.

8x8, Inc. | PROXY STATEMENT   15

Corporate Governance
NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP REQUIREMENT
The Board has adopted a policy requiring all non-employee directors to hold a number of shares of common stock with a value equal to $200,000 measured annually at the end of each fiscal year, beginning with the fiscal year end following the fifth anniversary of the director’s election to the Board. The shares counted towards satisfaction of the ownership requirement include shares held by the non-employee director and his or her immediate family members residing in the same household, and shares held in trust for the benefit of the non-employee director and his or her immediate family members residing in the same household.
Shares subject to vested RSUs that have not settled by the measurement date are counted for the purpose of this ownership requirement, but shares subject to unvested RSUs are excluded. For purposes of this requirement each share of common stock is valued based on the closing price of our common stock on NYSE, as of the last trading day of the fiscal year. A non-employee director who has not met the applicable stock ownership guideline as of the specified measurement date will be required to retain an amount equal to 100% of the shares awarded to such director as compensation for service on the Board until the requirement has been met.
On March 31, 2021, three of our non-employee directors were subject to the minimum stock ownership requirement: Mr. Salzman, Dr. Singh and Mr. Jacimovic. On March 31, 2021 (the last trading day of fiscal 2021), our stock price was $32.44, and, therefore, each non-employee director subject to the minimum stock ownership requirement was required to hold at least 6,165 shares of our common stock.
Based solely on our review of written representations from each non-employee director subject to the minimum stock ownership requirement, we believe that each such director complied with the minimum stock ownership requirement as of March 31, 2021.
16   8x8, Inc. | PROXY STATEMENT

Corporate Governance

PROPOSAL ONE — ELECTION OF DIRECTORS
NOMINEES

Our Board currently consists of eight directors, of whom seven have agreed to be named as nominees and stand for re-election at the 2021 Annual Meeting and serve as directors if elected. Mr. Martin has chosen not to stand for re-election. We believe that our director nominees, individually and together as a whole, possess the requisite skills, experience and qualifications necessary to carry out their duties and to serve the best interests of 8x8 and its stockholders. Set forth below is a brief biography of each nominee and a description of certain key attributes that the Board considered in recommending such nominee for election. All information is presented as of the date of this Proxy Statement.
Each of the directors elected at the 2021 Annual Meeting will hold office until the 2022 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified.
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES SET FORTH BELOW.
JASWINDER PAL SINGH
Age 56 Director Since: 2013 INDEPENDENT Chairman of the Board Compensation Committee Governance and Nominating Committee

SKILLS AND ATTRIBUTES:
We believe Dr. Singh’s qualifications to serve as a director include his experience as an entrepreneur and executive who successfully managed the rapid growth of an on-line retail company; his expertise in software engineering, as a leading authority on scalable computing systems, infrastructure and applications; and his experience managing and advising several other technology companies. Dr. Singh served as our Lead Independent Director prior to being appointed Chairman of the Board in December 2020.

PROFESSIONAL AND ACADEMIC EXPERIENCE:
Dr. Singh is currently a Full Professor of Computer Science at Princeton University, where he has served on the faculty for over 20 years.
■
Dr. Singh also served as an advisor to Right Media, Inc., a SaaS online advertising exchange that was acquired by Yahoo in 2007, and later led the development of Yahoo’s innovative next- generation advertising marketplace.

■
He is co-author of “Parallel Computer Architecture: A Hardware-Software Approach,” a leading textbook in parallel computing.

■
Dr. Singh is a named inventor under several patents, and an author of over 75 published research papers.

■
He holds a BSE degree from Princeton University, and MS and PhD degrees from Stanford University.

8x8, Inc. | PROXY STATEMENT   17

Corporate Governance
DAVID SIPES
Age 54 Director Since: 2020 Chief Executive Officer since 2020

SKILLS AND ATTRIBUTES:
Mr. Sipes is an established technology industry executive with a demonstrated track record of leading high growth SAAS companies. In addition to being our Chief Executive Officer, we believe Mr. Sipes’ qualifications to serve as a director, includes his twelve years of experience, including most recently as COO, at RingCentral, Inc., a provider of enterprise cloud communications and collaboration solutions, where he led Go-to-Market, product and engineering and was instrumental in the company’s expansion from $10M to over $1B in revenue. Mr. Sipes is widely-recognized in the cloud communications industry as a growth executive and we believe he has the visionary leadership and the laser-focused execution necessary to lead 8x8 into its next level of growth and profitability.

PROFESSIONAL AND ACADEMIC EXPERIENCE:
Mr. Sipes has served as our Chief Executive Officer and a member of our Board since December 2020.
■
He has served on the board of directors of PandaDoc Inc., a document automation software company, since May 2020.

■
From June 2008 to June 2020, he served in a number of senior leadership roles including chief operating officer for five years at RingCentral, Inc., where he was responsible for Go-to-Market, product and engineering.

■
Mr. Sipes received a B.S. in Administration from the University of California, Berkeley and an MBA from Northwestern University.

MONIQUE BONNER
Age 50 Director Since: 2018 INDEPENDENT Governance and Nominating Committee (Chair) Audit Committee

SKILLS AND ATTRIBUTES:
Monique Bonner is a global marketing executive with a track record of successfully building brands, developing customer-centric marketing strategies, driving strategic transformations, and motivating teams to exceptional performance. We believe that Ms. Bonner’s extensive experience in leadership positions within the marketing functions of several large, public technology companies makes her uniquely positioned among our Board members to provide strategic and operational guidance at a time when we are looking to reinvigorate our sales and marketing function.

PROFESSIONAL AND ACADEMIC EXPERIENCE:
Ms. Bonner was most recently Executive Vice President & Chief Marketing Officer at Akamai until 2021, where she led Akamai’s marketing efforts globally including brand, communications, field and digital marketing, as well as the company’s sales and services training and enablement programs.
■
Prior to Akamai, Ms. Bonner spent 16 years at Dell Technologies in a variety of roles including sales, operations, strategy, and marketing. She led the company’s first global brand strategy work and designed and developed their digital innovation roadmap for marketing. She was also based in Europe for seven years.

■
Ms. Bonner serves on the Agero board, a privately held digital platform company for roadside assistance.

■
She earned a Bachelor of Arts from Middlebury College and Master of Business from the University of Michigan.

■
She was named 2018 Massachusetts Technology Leadership Council CMO of the Year.

18   8x8, Inc. | PROXY STATEMENT

Corporate Governance

TODD FORD
Age 54 Director Since: 2019 INDEPENDENT Audit Committee (Chair) Compensation Committee

SKILLS AND ATTRIBUTES:
We believe Mr. Ford’s qualifications to serve as a director include his 15+ years experience as chief financial officer and in other executive roles at public technology companies. Mr. Ford has been part of the leadership teams that guided the rapid growth and scaling of several successful SaaS businesses, including most recently as President of Finance and Operations of Coupa Software, Inc., a business spend management SaaS business, overseeing the company’s expansion since its initial public offering. In light of his management experience, expertise with the SaaS business model and familiarity with go-to-market strategies used by companies in adjacent industries, we believe Mr. Ford can offer high-level strategic advice and day-to-day operational insights to help 8x8 manage our growth successfully.

PROFESSIONAL AND ACADEMIC EXPERIENCE:
Mr. Ford has been President of Finance and Operations at Coupa Software, Inc. since June 2021.
■
Mr. Ford served as the Chief Financial Officer of Coupa Software from May 2015 to June 2021.

■
Mr. Ford served as the Chief Financial Officer of MobileIron, Inc., a mobile IT platform company for enterprises, from December 2013 to May 2015.

■
From June 2012 to July 2013, Mr. Ford served as the co-Chief Executive Officer and Chief Operating Officer of Canara, Inc., a provider of power systems infrastructure and predictive services.

■
From July 2007 to December 2013, Mr. Ford also served as the Managing Director of Broken Arrow Capital, a venture capital firm he founded in July 2007.

■
From April 2006 to May 2007, Mr. Ford served as President of Rackable Systems, Inc., a manufacturer of server and storage products for large-scale data center deployments (subsequently named Silicon Graphics International Corporation) and from December 2002 to April 2006, he served as Chief Financial Officer of Rackable Systems.

■
Mr. Ford has served on the board of directors of HashiCorp, Inc. since May 2020. Mr. Ford holds a B.S. in Accounting from Santa Clara University.

VLADIMIR JACIMOVIC
Age 57 Director Since: 2014 INDEPENDENT

SKILLS AND ATTRIBUTES:
We believe Mr. Jacimovic’s qualifications to serve as director include his 25 years of investing and operating experience with high growth companies in the technology and services industry with specific expertise in the SaaS, big data and security segments.

PROFESSIONAL AND ACADEMIC EXPERIENCE:
Mr. Jacimovic is founder and Managing Partner of Continuum Capital Partners, an investment firm that specializes in crossover investments targeting private and public technology companies.
■
Previously, he was a Partner at New Enterprise Associates (NEA), a leading global venture capital firm focused on helping entrepreneurs build transformational businesses across multiple stages, sectors and geographies, and a Managing Director at Crosslink Capital, a leading stage-independent venture capital firm.

■
Since beginning his venture career in 1996, he has been involved in more than 30 investments in software, communications, and technology enabled services.

■
Mr. Jacimovic holds an MBA from Harvard Business School and a BS in Computer Science and Mathematics from the University of San Francisco.

8x8, Inc. | PROXY STATEMENT   19

Corporate Governance
ERIC SALZMAN
Age 55 Director Since: 2012 INDEPENDENT Compensation Committee (Chair) Audit Committee Governance and Nominating Committee

SKILLS AND ATTRIBUTES:
We believe Mr. Salzman’s qualifications to serve as a director include his more than 20 years investing in and advising high-growth technology companies, his experience serving on the boards of directors of other public and private companies and his current role as CEO of a publicly traded company. We believe Mr. Salzman is well-positioned to provide strategic advice on all aspects of our business, as well as in corporate governance and executive compensation matters.

PROFESSIONAL AND ACADEMIC EXPERIENCE:
Mr. Salzman has more than 20 years of experience investing in and advising technology companies with a focus on the communications and software sectors.
■
He has extensive M&A, capital markets, private equity and board experience, having served on the boards of 10 companies including as executive chairman, as well as chairman of the audit, compensation and strategic committees. He currently serves as a director for two private-equity-owned technology companies.

■
Since 2020, Mr. Salzman has been the Chief Executive Officer of Safeguard Scientifics, Inc., a publicly traded company which provides capital and expertise to support the growth of technology driven businesses in healthcare, financial services and digital media.

■
Since 2011, Mr. Salzman has been the Managing Member of SarniHaan Capital Partners LLC, a boutique consulting firm that provides high impact strategic advice to public and private technology companies.

■
Prior to SarniHaan, he was employed by Lehman Brothers Holdings as a Managing Director in the Private Equity and Principal Investing Group as well as in the Global Trading Strategies Division.

■
Prior to Lehman Brothers, he served as a senior research analyst covering the technology and communications sectors in the hedge fund industry and was a private equity investment professional at two communications- focused private equity funds.

■
He began his career in the M&A Group at CS First Boston.

■
Mr. Salzman holds a B.A. Honors from the University of Michigan and an MBA from Harvard University.

ELIZABETH THEOPHILLE
Age 54 Director Since: 2019 INDEPENDENT

SKILLS AND ATTRIBUTES:
In various senior management roles within large multinational enterprises, Ms. Theophille has long been an evangelist for cloud-based IT services and an early adopter of innovative technologies. She has overseen the digital transformation of IT systems, an important part of the messaging behind our marketing and sales efforts. We believe that her extensive operational experience with IT systems, her familiarity with the implementation of cloud -based solutions and migration from legacy IT systems, and her experience with European markets, give her a valuable and unique perspective among our Board members, particularly as we continue to hone our go-to-market strategies.

PROFESSIONAL AND ACADEMIC EXPERIENCE:
Ms. Theophille has been Chief Technology Transformation Officer of Novartis AG since November 2020, and prior to that she was Chief Technology and Digital Officer of Novartis AG from November 2016 until October 2020. Prior to Novartis, Ms. Theophille worked at Alcatel-Lucent S.A. in France from 2011 to 2016, where she held several senior management positions, including:
■
Group Chief Information Officer (2016).

■
Chief Technology Officer (2013-2015)

■
Vice President, Service Delivery (2011-2012)

■
Prior to Alcatel-Lucent, Ms. Theophille served in management roles at Capgemini S.A. in Paris, France, B.P. International Ltd. in Uxbridge, UK, and Vivendi Universal S.A. and Seagram, both in Paris, France.

■
Ms. Theophille received a B.A., Business Administration, from International Management Center, Buckingham, UK, and a Higher National Certificate, Computer Science, from Glasgow College of Commerce, Glasgow, Scotland.

VOTE REQUIRED AND RECOMMENDATION
Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of our seven nominees. In the event that any of our nominees become unable or declines to serve as a director at the time of the 2021 Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board to fill the vacancy. It is not expected that any nominee listed will be unable or will decline to serve as a director.
The seven nominees receiving the most votes cast “FOR” their selection shall be elected as directors at the Annual Meeting. However, the Board has adopted a policy requiring each director nominee to agree that, if the nominee fails to receive more votes cast “FOR” his selection than “WITHHELD,” the nominee shall tender his or her resignation to the Governance and Nominating Committee of the Board, which is authorized to consider each resignation tendered under the policy and recommend to the Board whether or not to accept the resignation. Each nominee for director has agreed to abide by this policy.
20   8x8, Inc. | PROXY STATEMENT

Corporate Governance

TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS
One or more of our Board members serve as directors or executive officers of other organizations, including organizations with which we have commercial relationships. We do not believe there were any transactions, or series of similar transactions, to which we were or are to be a party in which the amount involved exceeded $120,000, and in which any of our director, officer, beneficial owner of more than 5% of our common stock or any of his, her or its affiliates, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest during fiscal 2021, other than compensation described in the sections titled “Compensation of Non-Employee Directors” above and “Executive Compensation” below.
The Audit Committee is responsible for reviewing and approving all business transactions between us and any of the persons described above, whom we refer to as a “related person.” It is our policy to require that all transactions between us and a related person also be approved by our Board, including a majority of independent directors who are disinterested in the transactions to be approved. Our Corporate Governance Principles further require that the Board determine or delegate to the Audit Committee to determine, on a case by case basis, whether a conflict of interest exists. Each director will advise the Board of any situation that could potentially be a conflict of interest and will not vote on an issue in which he or she has an interest.
8x8, Inc. | PROXY STATEMENT   21

Corporate Governance
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than ten percent of our common stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of such reports furnished to us during the fiscal year ended March 31, 2021 or written representations provided by the Reporting Person, we believe that none of the Reporting Persons failed to file timely reports under Section 16(a).
22   8x8, Inc. | PROXY STATEMENT

AUDIT MATTERS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee oversees our financial reporting process on behalf of the Board. Management is responsible for our internal controls, financial reporting process and compliance with laws, regulations and ethical business standards. Our independent registered public accounting firm is responsible for performing an integrated audit of our consolidated financial statements and of our internal control over financial reporting in accordance with standards of the public company accounting oversight board (United States), and to issue opinions thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this capacity, the Audit Committee provides advice, counsel, and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.
The Audit Committee reviewed and discussed our fiscal 2021 audited consolidated financial statements with our management and Moss Adams LLP, our independent registered public accounting firm for fiscal 2021. The Audit Committee reviewed and discussed with management and the independent auditor management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditor’s opinion about the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has discussed with Moss Adams LLP matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees” and by the SEC, as currently in effect. The Audit Committee received written disclosures and a letter from the independent auditors pursuant to the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the auditors their independence.
Based upon the Audit Committee’s discussions with management and the auditors and the Audit Committee’s review of the representations of management and the report of the auditors to the Audit Committee, the Audit Committee recommended to the Board, and the Board approved, the inclusion of our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021.
THE AUDIT COMMITTEE
Todd Ford, Chair
Monique Bonner
Eric Salzman
8x8, Inc. | PROXY STATEMENT   23

PROPOSAL TWO — RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE
“FOR”
THE PROPOSAL TO RATIFY OUR AUDIT COMMITTEE’S APPOINTMENT OF
MOSS ADAMS LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2022.

The Audit Committee of the Board is directly responsible for the appointment of our independent registered public accounting firm. The Audit Committee has appointed Moss Adams LLP, Independent Registered Accounting Firm, to audit our financial statements for the fiscal year ending March 31, 2022. The Board proposes that the stockholders ratify this appointment. The Audit Committee understands the need for Moss Adams LLP to maintain objectivity and independence in its audits of our financial statements.
The Audit Committee previously retained Moss Adams LLP to audit our consolidated financial statements for fiscal 2021 and also to provide other auditing and non-auditing services during fiscal 2021. The Audit Committee reviewed all non-audit services provided by Moss Adams LLP and concluded that the provision of such services was compatible with maintaining Moss Adams LLP’s independence in the conduct of its auditing functions.
To help ensure the independence of the independent registered public accounting firm, the Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for us by our independent registered public accounting firm. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented to the full Audit Committee at its next regularly scheduled meeting. All services rendered by Moss Adams LLP for our fiscal years ended March 31, 2020 and 2021 were pre-approved by our Audit Committee.
The following table sets forth the aggregate fees billed to us by Moss Adams LLP for the fiscal years ended March 31, 2021 and 2020:
Service Categories	Fiscal 2021	Fiscal 2020
Audit fees(1)	$1,233,500	$1,088,000
Audit-related fees(2)	$19,250	$102,000
Total	$1,252,750	$1,190,000

(1)
Audit fees consist of fees for professional services provided in connection with (i) the audit of our financial statements; (ii) audit of our internal control over financial reporting; (iii) reviews of our quarterly financial statements; and (iv) reviews in connection with our filing of Form S-8 registration statements with the SEC.

(2)
Audit-related fees consist of fees for professional services provided in conjunction with the audit of our employee benefit plan and issuance of comfort letters.

Vote Required and Recommendation
The ratification of the selection of Moss Adams LLP as our independent registered public accounting firm for fiscal 2022 will require the affirmative vote of holders of a majority of the shares entitled to vote on this matter. Abstentions are not counted as affirmative votes and therefore have the same effect as a vote against the proposal. In the event that stockholders fail to ratify the appointment, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests.
Representatives of Moss Adams LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
24   8x8, Inc. | PROXY STATEMENT

EQUITY COMPENSATION PLANS
EQUITY COMPENSATION PLAN INFORMATION
The tables below provide information as of March 31, 2021 and May 31, 2021, respectively, concerning shares of our common stock that may be issued upon the exercise of outstanding stock options, warrants and other rights, and that remain available for future issuance, under all of our equity compensation plans, including:
■
8x8, Inc. Amended and Restated 2017 New Employee Inducement Incentive Plan;

■
8x8, Inc. Amended and Restated 2013 New Employee Inducement Incentive Plan;

■
8x8, Inc. Amended and Restated 2012 Equity Incentive Plan;

■
8x8, Inc. 2006 Stock Plan; and

■
8x8, Inc. Amended and Restated 1996 Employee Stock Purchase Plan.

As of May 31, 2021: Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights	Weighted- Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the 1st Column of this Table)
Equity Compensation plans approved by security holders(1)	9,511,990	$8.57	15,802,459
Equity Compensation plans not approved by security holders(2)	1,578,806	$13.04	1,578,806
Total	11,090,796	$9.50	17,381,265
As of March 31, 2021: Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the 1st Column of this Table)
Equity Compensation plans approved by security holders(1)	10,325,892	$8.74	15,802,459
Equity Compensation plans not approved by security holders(2)	1,709,007	$12.76	1,108,897
Total	12,034,899	$9.46	16,911,356

(1)
The amounts in this row reflect shares issuable pursuant to awards that have been or may be granted under the 8x8, Inc. Amended and Restated 2012 Equity Incentive Plan (the “2012 Plan”), the 8x8, Inc. 2006 Stock Plan (the “2006 Plan”) or the 8x8, Inc. Amended and Restated 1996 Employee Stock Purchase Plan. We ceased granting awards under the 2006 Plan in 2012 and we are not authorized to grant any new awards under the 2006 Plan, although we may continue to issue shares pursuant to outstanding awards under that plan. Awards that may be granted under the 2012 Plan include stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and stock grants. Shares that are issuable pursuant to awards of restricted stock, RSUs, performance stock units (“PSUs”) and stock grants made after August 1, 2019 are counted against the plan limit at the rate of one share for every one share issuable pursuant to any such award.

(2)
The amounts in this row reflect shares issuable pursuant to awards that have been or may be granted under the 8x8, Inc. Amended and Restated 2013 New Employee Inducement Incentive Plan (the “2013 Plan”) or the 8x8, Inc. Amended and Restated 2017 New Employee Inducement Incentive Plan (the “2017 Plan). We ceased granting awards under the 2013 Plan in 2016 and we are not authorized to grant any new awards under the 2013 Plan, although we may continue to issue shares pursuant to outstanding awards under that plan.

Outstanding awards granted under the 2013 Plan or 2017 Plan prior to December 8, 2017 (the date on which we transferred the listing of our common stock from NASDAQ to the New York Stock Exchange) were granted in accordance with Rule 5635(c)(4) of the NASDAQ listing rules. Awards granted on or after December 8, 2017 were, and future awards will be, granted under the 2017 Plan in accordance with Section 303.08A of the NYSE listing rules. In accordance with the applicable listing exchange rules, all awards granted under these two Plans were granted to new employees as inducements material to their entering into employment with us. Awards granted under the 2013 Plan or the 2017 Plan in reliance on the applicable listing exchange rules referenced above do not require stockholder approval. Those rules require, among other things, that all such awards be approved by the Compensation Committee or by a majority of the independent directors on our Board.
8x8, Inc. | PROXY STATEMENT   25

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information regarding the fiscal 2021 compensation program for our “named executive officers,” or “NEOs.” The following provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each material element of compensation that we provide our NEOs. In addition, we explain how and why the Compensation Committee and the Board arrived at the specific compensation policies and decisions involving our NEOs during fiscal 2021.
For fiscal 2021, our NEOs included:
■
David Sipes, our Chief Executive Officer (our “CEO”)(1);

■
Vikram Verma, our former Chief Executive Officer (our “former CEO”)(1);

■
Samuel Wilson, our Chief Financial Officer (our “CFO”)(2);

■
Steven Gatoff, our former Chief Financial Officer (our “former CFO”)(2);

■
Bryan R. Martin, our Chief Technology Officer (our “CTO”);

■
Dejan Deklich, our Chief Product Officer;

■
Matthew Zinn, our Chief Legal Officer, Secretary & Chief Privacy Officer; and

■
Steve Seger, our Chief Revenue Officer.(3)

(1)
On December 10, 2020, the Company announced the hiring of David Sipes as CEO, effective December 10, 2020. Mr. Sipes succeeded Vik Verma who terminated employment with the Company on December 10, 2020.

(2)
On June 9, 2020, the Company announced the promotion of Samuel Wilson to CFO, effective June 8, 2020. Mr. Wilson succeeded Steven Gatoff who, after a transition period with Mr. Wilson, left the Company on November 2, 2020.

(3)
Mr. Seger served as an executive officer for part of fiscal 2021 and was no longer serving as an executive officer at the end of fiscal 2021.

OVERVIEW
We believe that the market for our communications platform continues to present a substantial opportunity, as the way people connect is changing by the day. Starting in fiscal 2018 and continuing into fiscal 2021, we have been executing a long-term strategy highlighted by increased investment, particularly in our sales and marketing and research and development functions, and the reorganization of several teams within those functions. In fiscal 2021, our goal was to maintain a continued focus on go-to-market investments to better position us to achieve long-term and sustained returns for our investors. Achieving our goal depended on instituting a level of discipline and unrelenting focus to drive top-line growth at a larger scale and maintain investments in our business all to drive greater levels of growth and increased market share.
BUSINESS HIGHLIGHTS
As covered earlier, 2021 was a year of tremendous growth and accomplishment at 8x8. Below are just some of the key accomplishments that we have achieved as a Company over the last year:
■
In fiscal 2021, our total service revenue grew approximately 20% year-over-year to $496.0 million. Annual service revenue from mid-market and enterprise customers represented 47% of total annual service revenue and grew 31% over the prior year.

■
In the fiscal fourth quarter of 2021, total ARR (annual recurring revenue) grew to $518.1 million, an increase of 22% year-over-year. Bundled contact center and communications represented 75% of new bookings that were $12K or more in ARR.

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Launched 8x8 Voice for Microsoft Teams, an enterprise-grade cloud telephony solution that seamlessly integrates with Microsoft Teams to deliver superior voice quality, global calling plans, and seamless integration with third-party enterprise applications and call analytics. In addition, we launched 8x8 Contact Center for Microsoft Teams which is certified by Microsoft to integrate with Teams.

■
Expanded the 8x8 Open Channel Program to North America, Europe, and the Asia Pacific region with more than 6,000 partners worldwide.

■
Launched the industry’s only financially-backed, platform-wide 99.99% SLA across an integrated cloud CCaaS and UCaaS solution.

■
Formed a strategic partnership with China Mobile International to deliver the industry’s first integrated cloud phone and contact center solution that supports the communications and customer engagement requirements of multinationals operating in China.

■
Named Leader in the IDC MarketScape: Worldwide UCaaS Service Providers for SMB and Enterprise 2021 Vendor Assessment.

■
Received a 5-Star rating by CRN in its 2021 Partner Program Guide.

26   8x8, Inc. | PROXY STATEMENT

EXECUTIVE COMPENSATION

FISCAL 2021 COMPENSATION HIGHLIGHTS

EXECUTIVE COMPENSATION
Our fiscal 2021 executive compensation program was designed to incentivize our executive officers to drive performance in alignment with our growth strategy. In line with our performance and compensation objectives, during fiscal 2021, we took the following compensation actions for our executives, including the named executive officers:
■
Key Talent Hires:   In 2021 we hired our new CEO, David Sipes. Mr. Sipes was most recently COO of RingCentral, where he led go-to-market, product, and engineering and was instrumental in the 12-year growth trajectory of the Company from $10M to over $1B in revenue. We also hired our new Chief Revenue Officer, Steve Seger. Mr. Seger was most recently Senior Vice President of Americas Sales at Tibco Software, where he established new best-in-class revenue-generating strategies that helped propel Tibco to record successful years in 2018 and 2019. We expect these two new leaders to be key to our aggressive growth and expansion strategy over the next few years.

■
Base Salary:   After evaluating the competitive positioning of base salary for our NEOs in the context of our overall compensation philosophy, the Compensation Committee determined to adjust the base salary of our CFO to reflect his promotion to the role and the increased level of responsibility. No other adjustments were made to the salaries of the NEOs.

■
Equity in Lieu of Annual Cash Incentive Awards:   In order to responsibly manage our cash expenditures, and maximize available capital for key investments, in 2021 we awarded our most senior executives with additional, 3-year vesting PSUs in lieu of our typical annual cash incentive awards. These PSUs were eligible to pay out from 0% to 200% of target based on achievement of aggressive service revenue goals.

■
Continued Emphasis on Performance-Based Long-Term Incentives:   Our NEOs were granted long-term incentives in the form of time-vesting restricted stock units (“RSUs”) and performance-based stock units with vesting tied to our relative total shareholder return (referred to as “PSUs” or “TSR PSUs”). This approach to long-term incentives is consistent with the compensation program applicable to our NEOs during our prior fiscal year. The Compensation Committee believes that a balance of time- and performance-vesting equity effectively balances the retention and motivational aspects of our compensation program. Approximately 50% of the total long-term incentive value awarded to our NEOs was delivered in the form of TSR PSUs.

The Compensation Committee believes that the combination of base salary and incentive awards, including PSUs, effectively supports our compensation objectives.
PAY-FOR-PERFORMANCE PHILOSOPHY
Effective pay-for-performance alignment is an important objective of our Compensation Committee in the design of our executive compensation program, particularly regarding the compensation of our CEO. To further this objective, in 2021 we granted our incoming CEO a significant portion of his total compensation opportunity in the form of RSUs and PSUs, for which the value realized will depend upon our total shareholder return, or TSR, over three years.
During fiscal 2021, the targeted mix of compensation awarded to our CEO was weighted heavily to performance-based incentives. As shown below, approximately 96% of our CEO’s annualized total compensation was awarded in the form of equity with long-term vesting requirements or for which the value realized will vary with our TSR, during the performance period. Furthermore, approximately 50% of such long-term incentive equity value consisted of PSUs, which represented nearly 50% of total pay.
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EXECUTIVE COMPENSATION

(1)
Fiscal 2021 CEO Targeted Compensation Mix reflects Mr. Sipes’ annualized base salary, target bonus opportunity and equity awards granted in fiscal 2021. Mr. Sipes’ long-term equity is calculated using the closing stock price ($28.65) on the date of grant, which was December 10, 2020 for RSUs and PSUs. Achievement of PSUs will be measured based on relative TSR against the S&P Software and Services Index (^SPSISS), as described in detail under “Long Term Incentive Compensation” below.

(2)
Fiscal 2021 NEO average Targeted Compensation Mix reflects the average annual base salary and the average value of equity awards granted to our NEOs, other than the CEO, in fiscal 2021. These values exclude any NEOs who were hired during 2021 or terminated employment during 2021. The NEO long-term equity is calculated using the stock price on the date of grant, which was either June 8th ($15.34) or June 29th ($15.36), depending on the recipient. Achievement of PSUs will be measured based on relative TSR against the S&P Software and Services Index (^SPSISS), as described in detail under “Long Term Incentive Compensation” below.

The incentive compensation of our NEOs is designed to both enhance and drive shareholder value creation. As such, we strive to continuously improve TSR and, therefore, align short-term compensation with short-term performance and long-term compensation with long-term performance and return. The decision to hire Mr. Sipes as our CEO was largely driven by our firm belief that he was the right candidate to drive long-term Company performance and market-beating returns for our investors. The link between the compensation of our CEOs and the Company’s TSR is illustrated in the following graph, which shows how both total compensation and incentive compensation for our CEOs has varied over the past five years in alignment with the Company’s five-year TSR:

(1)
The above chart illustrates CEO Total Pay for Mr. Verma for fiscal 2017 — fiscal 2020 and Mr. Sipes for fiscal 2021. CEO Total Pay consists of salary earned, actual cash bonuses paid and all other compensation paid as reported in the “Summary Compensation Table” below. Further, CEO Total Pay includes the “in- the-money” value of equity awards granted during each fiscal year, valued based on the closing market price of $32.44 per share of our common stock on the NYSE on March 31, 2021.

FISCAL 2021 EXECUTIVE COMPENSATION POLICIES AND PRACTICES
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on an ongoing basis to ensure they are consistent with our short- term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during fiscal 2021:
■
Independent Compensation Committee.   The Compensation Committee is comprised solely of independent directors who have established effective means for communicating with stockholders regarding their executive compensation ideas and concerns.

■
Independent Compensation Committee Advisors.   The Compensation Committee engaged its own compensation consultant to assist with its fiscal 2021 compensation reviews.

■
Annual Executive Compensation Review.   The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to be certain that our compensation policies do not seem reasonably likely to promote conduct that could have a material adverse effect on the Company.

■
Other Executive Compensation Policies and Practices.   Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices that are designed to align our executive compensation with long-term stockholder interests, including the following:

■
Compensation At-Risk.   Our executive compensation program is designed so that a significant portion of our executive officers’ compensation is “at risk” based on corporate performance, as well as equity-based to align the interests of our executives and stockholders.

■
No Special Retirement Plans.   We do not currently offer, nor do we have plans to provide, pension arrangements, or nonqualified deferred compensation plans or arrangements to our executive officers, other than our 401(k) Plan, which is open to all United States salaried employees.

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■
Change-in-Control Arrangements.   Under our Executive Change-in-Control and Severance Policy, our CEO, EVPs and SVPs are eligible to receive certain specified payments and benefits in the event of a constructive termination of employment in connection with a change-in-control of the Company (a double trigger arrangement).

■
No Special Health or Welfare Benefits.   Our named executive officers participate in broad-based Company- sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

■
Executive Officer Stock Ownership Requirement.   Each of our named executive officers is required to acquire and retain an ownership interest in shares of our common stock, at least equal in value to six times his current base salary in the case of the CEO, and one times his or her initial base salary in the case of other named executive officers, within five years of their appointment to the role.

■ No Perquisites. We generally do not provide any perquisites or other personal benefits to our named executive officers.

■
Multi-Year Vesting Requirements.   The annual equity awards granted to our named executive officers generally vest or are earned over multi-year periods, consistent with current market practice and our retention objectives.

■ No Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.

■
Clawback.   Our 2012 equity incentive plan includes a clawback provision allowing for the repayment of award proceeds earned by a plan participant if the Compensation Committee determines that the participant has intentionally committed an act of embezzlement, fraud, dishonesty, or breach of fiduciary duty during the Participant’s employment that contributed to an obligation to restate the Company’s financial statements.

EXECUTIVE COMPENSATION PROGRAM OBJECTIVES
We have designed our executive compensation program to achieve the following objectives:
■
attract, develop, motivate, and retain top talent and focus our executive officers on key business goals that enhance stockholder value;

■
ensure executive compensation is aligned with our corporate strategies and business objectives;

■
provide meaningful equity ownership opportunities to our executives to align their incentives with the creation of stockholder value;

■
ensure fairness among our executives by recognizing the contributions each individual makes to our success, as well as the compensation history and prior experience of each executive officer; and

■
provide an incentive for long-term continued employment with us.

To achieve these objectives, the Compensation Committee regularly evaluates our executive compensation program with the goal of setting compensation at levels it believes are aligned with our current financial and operational business objectives, as well as competitive with the pay of other companies with whom we compete for executive talent. A majority of the target total direct compensation opportunities of our named executive officers are incentive-based and, consequently, “at risk.” In most years these opportunities include an annual cash bonus opportunity that may be earned based on the level of achievement as measured against pre-established performance goals related to the important financial objectives set forth in our annual operating plan. These opportunities also consist of long-term incentive compensation in the form of equity awards that are earned over time based on continued service and, in the case of PSUs subject to achievement of performance goals, which help us retain our named executive officers and align their interests with those of our stockholders by allowing them to participate in our long-term success as reflected in stock price appreciation. For fiscal 2021, in order to further emphasize the importance of shareholder returns and long-term performance, the target bonus opportunity was converted to supplemental PSUs for each of the NEOs who were eligible to participate in the 2021 Employee Bonus Plan. These PSUs are eligible to be earned over a three-year performance period, based on TSR performance against the S&P Software and Services Index.
COMPENSATION-SETTING PROCESS
Role of Compensation Committee
The Compensation Committee is responsible for overseeing our executive compensation program and all related policies and practices. The Compensation Committee operates pursuant to a formal written charter approved by our Board, which is available on our website at https://investors.8x8.com/.
At least annually, the Compensation Committee reviews our executive compensation program and formulates recommendations for the consideration and approval by the Board of the various elements of our named executive officers’ compensation, as well as any employment
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EXECUTIVE COMPENSATION
arrangements with our named executive officers. In doing so, the Compensation Committee is responsible for ensuring that the compensation of our named executive officers is consistent with our executive compensation philosophy and objectives. The Compensation Committee also determines whether each compensation element provides appropriate incentives and motivation to our named executive officers and whether each such element adequately compensates our named executive officers relative to individuals holding comparable positions at the principal companies with which we believe we compete for executive talent.
The Compensation Committee meets regularly during the fiscal year both with and without the presence of our CEO and other named executive officers. The Compensation Committee also discusses compensation issues with our CEO (except with respect to his own compensation) and other members of the Board between its formal meetings.
Role of Named Executive Officers and Other Employees
The Compensation Committee receives support from our human resources department in designing our executive compensation program and analyzing competitive market practices. Our CEO also regularly participates in Compensation Committee meetings, providing management input on organizational structure, executive development, and financial analysis. Our CEO also develops and provides recommendations (except with respect to his own compensation) to the Compensation Committee regarding the cash and equity compensation for our named executive officers and other executives, including with regard to the use of incentive compensation to further our growth. Our CEO and other named executive officers are not present when their specific compensation arrangements are discussed.
Role of Compensation Consultant
In fulfilling its duties and responsibilities, the Compensation Committee has the authority to engage the services of outside advisers. In fiscal 2021, the Compensation Committee engaged Compensia to assist it with compensation matters. A representative of Compensia attended at least one meeting of the Compensation Committee during fiscal 2021, responded to inquiries from the Compensation Committee at meetings and throughout the fiscal year, and provided its analysis with respect to these inquiries.
The nature and scope of services provided to the Compensation Committee by Compensia in fiscal 2021 were as follows:
■
assisted in the review and updating of our compensation peer group;

■
analyzed the executive compensation levels and practices of the companies in our compensation peer group;

■
provided advice with respect to compensation best practices and market trends for named executive officers and directors;

■
assisted with the design of the annual cash incentive plan and long-term incentive compensation plan with appropriate performance goals and targets for our named executive officers and other executives; and

■
provided ad hoc advice and support throughout the year.

Compensia does not provide any services to us other than the services provided to the Compensation Committee. The Compensation Committee has assessed the independence of Compensia taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of the NYSE, and has concluded that no conflict of interest exists with respect to the work that Compensia performs for the Compensation Committee.
Competitive Positioning
To attract and retain executives with the ability and the experience necessary to lead us and to deliver strong performance to our stockholders, we provide total direct compensation opportunities that are intended to be competitive with market practice. In connection with its annual review of our executive compensation program for fiscal 2021, the Compensation Committee, with the assistance of Compensia, revised the compensation peer group to generate competitive market data appropriate for comparison with our current size and industry focus.
For fiscal 2021, the compensation peer group was updated to account for acquisitions and to reflect changes in the size and scope of the Company as well as the peer companies. The criteria used to identify peer companies was generally consistent with our approach in prior years, and targeted software companies falling within a revenue range of 0.5x to 2.0x of revenue for our last four fiscal quarters at the time of the review and a market capitalization range of 0.3x to 3.0x of our market capitalization at the time of the review. The relevance of each peer company was evaluated taking into consideration both industry comparability as well as financial metrics, and companies are not required to meet all selection criteria for inclusion in the peer group. Our compensation peer group for fiscal 2021 is largely the same as the compensation peer group for fiscal 2020 with the exception of PROS Holdings, which replaced Quotient Technology. PROS holdings was selected based on guidance from Compensia based on the financial and business model comparability to 8x8. The 2021 peer group consisted of the following companies:
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EXECUTIVE COMPENSATION

Benefitfocus	LivePerson	SPS Commerce
Blackline	New Relic	Twilio
Box	Paylocity Holding	Vonage
Cornerstone OnDemand	PROS Holdings	Yext
Five9	Q2 Holdings
Hubspot	RingCentral
Executive compensation benchmarking also included survey data provided by Radford Surveys and Consulting, a business unit of Aon Hewitt Consulting, Inc. (“Radford”), from publicly-traded software companies with revenue levels and market capitalization levels comparable to ours. Radford did not provide compensation consulting services to the Compensation Committee during fiscal 2021.
Results of 2020 Stockholder Advisory Vote on Executive Compensation
Stockholders are provided the opportunity to cast an annual advisory vote on executive compensation (commonly known as a “Say on Pay” vote). At our 2020 Annual Meeting of Stockholders held on August 10, 2020, our stockholders indicated their support for the compensation of our named executive officers, with approximately 87% of the votes cast in favor of the proposal.
We believe that the outcome of the Say-on-Pay vote reflects our stockholders’ support of our compensation approach, specifically our efforts to attract, retain, and motivate our executive officers through a performance- oriented executive compensation program. The results of the Say-on-Pay vote were a significant factor in our decision not to make any significant design changes to the executive compensation program, outside of the changes we made in response to the COVID-19 pandemic.
We value the opinions of our stockholders and will continue to consider the outcome of future Say-on-Pay votes, as well as feedback received throughout the year, when making compensation decisions for our executive officers, including the named executive officers.
FISCAL 2021 COMPENSATION ELEMENTS
The elements of our compensation program for our named executive officers during fiscal 2021 are summarized in the table below and discussed in more detail in the sections that follow.
Element	Description	Example
Fixed Annual Cash Compensation / Base Salary
This compensation element provides our named executive officers with a competitive level of fixed annual cash compensation. For fiscal 2021, NEOs were eligible to elect to receive up to 15% (and up to 35% for our CEO) of their salary in shares of the Company’s common stock.
Salary
Equity in Lieu of Annual Cash Incentive Awards
This compensation element historically provided our executive officers with a competitive variable annual cash performance incentive opportunity designed to promote the development of a sustainable business model that will increase our financial strength and value. In fiscal 2021, NEOs participating in the Employee Bonus Plan (EBP) received supplemental PSUs in lieu of participating in the Annual Cash Incentive Awards.

Historically, semi-annual bonus payments under the EBP for most NEOs, and quarterly bonus payments under the Sales Incentive Plan (SIP) for Mr. Seger. The PSUs granted in lieu of fiscal 2021 cash bonuses are scheduled to vest over three years in annual installments based on applicable performance.

Long-term Incentive Compensation
This compensation element provides our named executive officers with a competitive long-term incentive compensation opportunity in the form of equity awards designed to incentivize them to meet or exceed our long- term strategic goals, serve our retention objectives, and align the interests of our executive officers and stockholders.
RSU and PSU awards
Health and Welfare Benefits	This compensation element provides our named executive officers with competitive health and welfare benefits, as well as participation in an employee stock purchase and other employee benefit plans.	Medical, dental, vision, 401(k) Plan, ESPP
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EXECUTIVE COMPENSATION
We believe that the total compensation opportunities provided to named executive officers for fiscal 2021 achieved the overall objectives of our executive compensation program.
BASE SALARY
Generally, the Compensation Committee reviews the base salaries of our executives, including the named executive officers, as part of its annual review of our executive compensation program and makes recommendations to the Board for adjustments to base salaries to take into account competitive market practices, corporate and individual performance from the prior fiscal year and promotions or changes in responsibilities. Typically, the Board sets the base salaries of our named executive officers at levels that are competitive with the market as reflected in our compensation peer group, after taking into consideration each individual named executive officer’s role and the scope of his or her responsibilities, his or her experience, and the base salary levels of the other executives. In 2021 the only base salary increase was for Mr. Wilson, in order to recognize the additional responsibilities associated with his promotion to CFO.
On July 13, 2020, based on the recommendation of the Company’s management team, the Board of Directors approved a compensation program for fiscal 2021 to allow executive officers to elect to receive up to 15% (and up to 35% for our then CEO, Mr. Verma) of each individual’s base salary in shares of the Company’s common stock. The Compensation Committee believed that this program was in the best interests of shareholders because it further reinforced the management team’s commitment to shareholder value creation through replacing a portion of cash compensation with equity without increasing total compensation. Under this program, the Company’s executive officers received their elected percentage of base salary for the final 9 months of fiscal 2021 in shares of Company’s common stock in equal portions on July 15, 2020, October 15, 2020, January 15, 2021, and April 15, 2021. Our named executive officers elected the following percentages for participation in the program: Mr. Verma — 35%; Mr. Wilson — 10%; Mr. Martin — 7.5%; Mr. Deklich — 10%; and Mr. Zinn – 7.5%. Messrs. Sipes and Gatoff received their base salaries entirely in cash.
The following table sets forth each NEO’s base compensation for fiscal 2021, as compared to their compensation in fiscal 2020.
Named Executive Officer	Fiscal 2020 Base Salary	Fiscal 2021 Base Salary(1)	Percentage Adjustment
David Sipes(2)	$—	$525,000	0%
Vikram Verma(3)	$525,000	$525,000	0%
Samuel Wilson(4)	$300,000	$390,000	30%
Steven Gatoff(5)	$390,000	$390,000	0%
Bryan Martin	$300,000	$300,000	0%
Dejan Deklich	$380,000	$380,000	0%
Matthew Zinn	$360,000	$360,000	0%
Steve Seger(6)	$—	$375,000	0%

(1)
As noted above, in fiscal 2021, executives were eligible to elect to receive a set percentage of their base salary in fully vested RSUs, which were granted on July 15, 2020, October 15, 2020, January 15, 2021 and April 15, 2021. The number of RSUs was calculated based on the 30-day trailing average close price. The following executives received the following RSUs in lieu of salary based on their elections (including shares issued on April 15, 2021, after the close of the fiscal year): Mr. Verma — 5,549 shares valued at $112,203, Mr. Wilson — 1,397 shares valued at $31,294; Mr. Martin — 806 shares valued at $18,042, Mr. Deklich — 1,362 shares valued at $30,517; and Mr. Zinn — 968 shares valued at $21,691.

(2)
Mr. Sipes was hired on December 10, 2020. Fiscal 2021 salary in the table reflects his salary at the time of hire.

(3)
Mr. Verma terminated employment with the Company on December 10, 2020. Fiscal 2021 salary in the table reflects his salary at the time of termination.

(4)
Mr. Wilson was promoted from Chief Customer Officer to Chief Financial Officer on June 9, 2020, and subsequently received a base pay increase reflecting his new responsibilities within the Company. His final salary was targeted at $390,000 based on peer compensation data provided by Compensia, and in alignment with our outgoing CFO.

(5)
Mr. Gatoff terminated employment with the Company on November 2, 2020. Fiscal 2021 salary in the table reflects his salary at the time of termination.

(6)
Mr. Seger was hired on September 14, 2021. Fiscal 2021 salary in the table reflects his salary at the time of hire.

ANNUAL CASH INCENTIVE AWARDS
Employee Bonus Plan (EBP) Design
We have historically used annual cash incentive awards to motivate and incentivize our named executive officers to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and other goals. Consistent with our executive compensation philosophy, these annual cash incentive awards have historically constituted a significant percentage of the target total direct compensation opportunity for our named executive officers. Typically, the Compensation Committee makes annual cash incentive awards pursuant to our EBP, which measures and rewards our named executive officers for our corporate and their individual performance over our fiscal year. This plan is designed to pay above-target amounts when we exceed our annual financial objectives and below-target amounts when we do not achieve these objectives.
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In fiscal 2021, in light of the volatile market environment and the difficulty of setting rigorous but achievable performance goals, in consultation with Compensia, each of the NEOs’ target bonus amounts were converted to an equal value of PSUs which were granted in lieu of a cash bonus opportunity. The Compensation Committee believed these changes were in the best interests of shareholders because the performance-based equity grants maintained the at-risk compensation profile while creating greater equity alignment without increasing total compensation. The PSUs granted in lieu of the annual cash bonus target were granted with the same terms and conditions as the other ongoing PSU awards, and will vest over three years based on relative TSR performance against the S&P Software and Services Index. Similar to the EBP, failure to achieve minimum performance under the PSUs would result in 0% payout, while achievement of the maximum performance target would result in 200% payout.
The table below shows the annual target bonus opportunity for each NEO as a percentage of their base salary.
Named Executive Officer	Fiscal 2020 Target Bonus Opportunity (as% of base salary)	Fiscal 2021 Target Bonus Opportunity (as% of base salary)
David Sipes(1)	—	—
Vikram Verma(2)	100%	100%
Samuel Wilson(3)	—	65%
Steven Gatoff(2)	65%	65%
Bryan Martin	60%	60%
Dejan Deklich	65%	65%
Matthew Zinn	55%	55%
Steve Seger(4)	—	—

(1)
As part of his negotiated hiring package, in lieu of participating in the 2021 Employee Bonus Plan, Mr. Sipes will receive a grant of fully vested RSUs with a target value of $200,000 on our regularly scheduled fiscal 2021 bonus payment date. The value of these RSUs will be included in our fiscal 2022 proxy statement.

(2)
Mr. Verma and Mr. Gatoff did not receive PSUs as part of this program in fiscal 2021.

(3)
In fiscal 2020 Mr. Wilson participated in a commission based incentive program, rather than the employee bonus plan.

(4)
As Chief Revenue Officer, Mr. Seger does not participate in the Employee Bonus Plan, and instead is eligible for the Sales Incentive Plan, as outlined below in the section titled “Sales Incentive Plan”.

Sales Incentive Plan
Pursuant to Mr. Seger’s employment agreement, starting in the second quarter of fiscal 2021 (September 14, 2020), he became eligible to participate in a Sales Incentive Plan, with a target annual bonus of $400,000, prorated based on his time in the fiscal year and based on achievement of Bookings (30%), Service Revenue (45%) and Strategic Management Objectives (25%). Bookings and Service Revenue targets were established in order to support the achievement of the fiscal 2021 financial plan, while the Strategic Management Objectives focused on improvements in customer acquisition, control of expenses and improvements in the sales pipeline and analytics. The table below shows Mr. Seger’s cumulative Sales Incentive Plan performance in fiscal 2021.
		Performance (As a % of Target)
Metric	Weight	FY 2021
Bookings	30%	101.20%
Service Revenue	45%	100.50%
Strategic Management Objectives	25%	97.80%
Result Totals	100%	99.30%
Target Payout		$218,889
Earned Payout		$216,914
LONG-TERM INCENTIVE COMPENSATION
Our long-term incentive compensation consists of equity awards in the form of time-based RSU awards for shares of our common stock and PSU awards for shares of our common stock to ensure that named executive officers have a continuing stake in our long-term success.
Typically, we grant these equity awards to our named executive officers during the second or third fiscal quarter of the fiscal year in connection with our annual performance reviews. In determining the size of the long-term incentive compensation awards, the CEO makes recommendations for the other NEOs based on each NEO’s experience, performance, current equity holdings, retention risk and the position’s operational complexity, strategic impact, and scope of responsibilities in addition to the Peer Group and broader market survey data comparisons. The Compensation Committee considers similar factors when determining the CEO’s long-term incentive compensation awards, which it then recommends to the Board for approval. The target award opportunities for each participant are expressed as a U.S. dollar value. Further, the target award opportunity is structured to align pay and performance, as outlined in more detail under “Fiscal
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EXECUTIVE COMPENSATION
2021-Executive Performance (Total Shareholder Return),” and to drive shareholder value by putting a larger portion of compensation at risk. Approximately 50% of the value of the NEO’s fiscal 2021 target long-term incentive compensation (exclusive of awards granted in lieu of participation in the Employee Bonus Plan) was allocated to Relative TSR PSUs and 50% was allocated to RSUs.
Sipes 2020 Equity Grants
During 2020, the board came to the conclusion that while we were positioned well technologically, that we needed a new set of leadership skills in order to take us from good to great. When the board of directors approached Mr. Sipes to begin discussions about becoming our new CEO, it recognized that we needed a proven operational leader who knows our industry inside and out, and has expertise and experience managing the size and scale of company that we are driving to become. Mr. Sipes’ mix of experience, talent and industry credibility represented a meaningful opportunity for us to benefit from his decades of industry leadership and operational discipline. The Board’s assessment was that 8x8 is participating in one of the biggest SaaS markets today, and that Mr. Sipes, with his operational expertise, strong industry background, and world-class go-to-market leadership, is the right leader at the right time to fully realize our potential.
In designing Mr. Sipes’ compensation package, the Compensation Committee, advised by its independent compensation consultant, sought to deliver a competitive level of compensation that aligns with our desired pay-for-performance culture and objectives. The Compensation Committee reviewed, with the input from Compensia, market data among companies in our compensation peer group as well as new-hire equity compensation among recently hired Chief Executive Officers of comparable public companies. In addition to market data, the Compensation Committee considered the highly competitive market for a talented, experienced technology executive, the relevance of Mr. Sipes’ background and experience, and Mr. Sipes’ potential to execute our strategic plan and contribute to strong operating performance and shareholder returns.
Based on these considerations, the Compensation Committee determined to offer Mr. Sipes a one-time new-hire equity award with a target value of $18 million. The value of this grant was allocated 50% into time vesting RSUs and 50% into PSUs that are eligible to be earned based on our total shareholder return relative to the performance of the S&P Software and Services index, as outlined in more detail under “Fiscal 2021 — Executive Performance (Total Shareholder Return)". The Compensation Committee believes that multi-year performance periods and use of a software sector benchmark for our relative TSR plan support a strong pay-for-performance profile and reinforce alignment between Mr. Sipes and our long-term stockholders.
The number of awards granted to executives has historically been calculated on a trailing 30 business day average basis. We do this to ensure that the size and value of our long-term awards are not unduly impacted by short-term stock price volatility. Typically, the difference between the 30 business day trailing average price and the price on the day of grant is minimal, however during times of extreme price growth it can create a disconnect between our intended compensation values, and the values that are included in the summary compensation table. As set forth in his employment agreement, Mr. Sipes’ hiring award was intended to reflect a value of $18 million, split equally between RSUs and PSUs. However, in large part due to the market’s enthusiasm at the announcement that Mr. Sipes would be serving as our new CEO, the stock price rose 35% to $28.65 on December 10, 2020, resulting in a grant date fair value of $26.9 million. We believe that our approach is in line with best practices, and that the disconnect between targeted and delivered pay is a reflection of the confidence the market has in our new CEO, however we will continue to evaluate our grant practices as we move forward for any opportunity to improve them.
Mr. Sipes Sign-on Grant — Impact of Stock Price Change
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EXECUTIVE COMPENSATION

During fiscal 2021, the Board approved awards of RSUs and PSUs to our named executive officers as set forth in the following table. Unless otherwise noted, these equity awards were granted on June 29, 2020. These awards were determined based on the Board’s and Compensation Committee’s consideration of the above-described factors, in consultation with Compensia.
Named Executive Officer	Restricted Stock Unit Awards (number of shares granted)(1)	Performance Stock Unit Awards — Relative TSR Performance (number of shares granted at target)(2)	Aggregate Grant Date Fair Value of Equity Awards(3)
David Sipes(4)	469,728	469,728	$26,915,414
Vikram Verma	—	—	$0
Samuel Wilson(5)	71,339	91,029	$2,492,545
Steven Gatoff	—	—	$0
Bryan Martin	13,455	24,418	$581,729
Dejan Deklich	59,900	76,312	$2,092,216
Matthew Zinn	26,644	39,800	$1,020,580
Steve Seger(4)	100,122	84,719	$2,859,490

(1)
As noted above, in fiscal 2021, executives were eligible to elect to receive a set percentage of their base salary in fully vested RSUs, which were granted on July 15, 2020, October 15, 2020, January 15, 2021 and April 15, 2021. The number of RSUs was calculated based on the 30-day trailing average close price. The following executives received the following RSUs in lieu of salary based on their elections (including shares issued on April 15, 2021, after the close of the fiscal year): Mr. Verma — 5,549 shares valued at $112,203, Mr. Wilson — 1,397 shares valued at $31,294; Mr. Martin — 806 shares valued at $18,042, Mr. Deklich — 1,362 shares valued at $30,517; and Mr. Zinn — 968 shares valued at $21,691.

(2)
PSU grant numbers include supplemental PSUs granted in lieu of participation in the 2021 Employee Bonus Plan. The following NEOs received supplemental PSU grants under this arrangement: Mr. Wilson — 19,690 PSUs, Mr. Martin — 10,963 PSUs, Mr. Deklich — 16,412 PSUs, Mr. Zinn — 13,156 PSUs.

(3)
The target aggregate grant date value of equity awards includes the value of relative TSR PSUs based on the closing price of our common stock on the date of grant. This value differs from the value reported in our Summary Compensation Table, which reflects the accounting grant date fair value of the award using the methodology required under FASB ASC 718 accounting standards.

(4)
Equity awards for Mr. Sipes and Mr. Seger reflect new hire awards to induce them to join the Company. Mr. Seger’s awards were granted on September 15, 2020, and Mr. Sipes’ awards were granted on December 10, 2020. As part of his hiring package, Mr. Seger also received an award of RSUs that vested after 6 months, and was valued at $250,000. The value of these special RSU awards is captured in the table above.

(5)
Mr. Wilson received the RSU portion of his award on June 8, 2020 in connection with his promotion to CFO.

Other than special awards, which vest as noted in the table above, the RSUs vest over a three year period, with one-third (1/3) vesting on the first anniversary and the remainder vesting in eight quarterly installments, subject to the recipient’s continuous service with us.
Fiscal 2021 — Executive Performance (Total Shareholder Return)
In fiscal 2021, each of our ongoing NEOs received a performance stock unit grant as part of the Executive Performance Plan (the “2021 EPP”). The Compensation Committee believes that it is important to focus on shareholder value creation and align executive rewards to TSR. While performance under this plan has historically been measured against the Russell 2000 index, the 2021 EPP ties the payout of the PSUs to the Company’s TSR relative to the S&P Software & Services Index. We believe that measurement against the S&P Software and Services Index is a better point of comparison when measuring our success against our competitors, and better reflects the companies with which we compete for investor dollars. Any shares granted under the 2021 EPP are subject to be earned over a one-year, two-year and three-year period.
The PSU awards were granted subject to the following terms and conditions:
■
One third of the shares covered by the PSU awards are eligible to be earned on June 15, 2021, one third are eligible to be earned on June 15, 2022, and the remaining third are eligible to be earned on June 15, 2023, in each case subject to our TSR relative to the S&P Software and Services Index during the period from the grant date through the respective performance dates. Shares earned are directly tied to TSR performance over the performance period.

■
A 2x multiplier will be applied to the TSR for each percentage point of positive or negative relative TSR, such that the number of shares earned will increase or decrease by 2% of the target number of shares, subject to a maximum payout equal to 200% of the target number of shares granted. In the event our TSR is below negative 30% relative to the S&P Software and Services Index, no shares will be earned for the applicable performance period.

■
PSUs earnings, if any, are subject to continued employment through each performance period; otherwise shares are forfeited.

As Mr. Sipes was hired six months after annual PSU grants were made, his PSU award contains adjusted terms, intended to better align the performance requirements and payout opportunities with the period that he is employed by the Company. For Mr. Sipes, 50% of his award is eligible to be earned on June 15, 2022 based on TSR performance against the S&P Software and Services Index over the two-year period from June 15, 2020 to June 15, 2022. The remaining 50% of his award is eligible to be earned on June 15, 2023, based on TSR performance
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against the S&P Software and Services Index over the three-year period from June 15, 2020 to June 15, 2023. The payout calculations at the close of each of these periods is calculated in line with the annual PSU grants.
Seger Special Sign-on Award
As part of his sign-on package, Mr. Seger was granted 15,403 RSUs with a target value of $250,000 that cliff vested after six months. This grant was intended to offset earned cash incentive plan payouts that Mr. Seger was leaving behind when he transitioned to his new position at 8x8. These RSUs are included in the table above.
Earned Performance Stock Units Under Prior Plans
During fiscal 2021, Messrs. Verma, Wilson, Gatoff, Martin, Deklich and Zinn were eligible to earn shares from PSU awards granted during earlier fiscal years, based on the performance of our stock relative to a benchmark during a period that ended during fiscal 2021, as set forth in the table below. Please note that achievement numbers in the table are rounded for clarity, and the Company used a higher degree of precision when calculating the number of earned shares.
NEO	Grant Date	Performance Period	Russell 2000 TSR	EGHT TSR	EGHT Outperformance	Target Shares	Performance Achievement	Earned Shares
Vikram Verma	10/23/2018	10/23/2018 – 10/23/2020	-4.70%	-21.20%	-16.49%	73,529	67%	49,279
	9/19/2017	09/19/2017 – 9/19/2020	11.59%	19.37%	7.78%	73,848	116%	85,331
Samuel Wilson	10/23/2018	10/23/2018 – 10/23/2020	-4.70%	-21.20%	-16.49%	11,029	67%	7,391
	10/24/2017	10/24/2017- 10/24/2020	5.60%	18.50%	12.90%	17,806	126%	22,391
Steven Gatoff	10/23/2018	10/23/2018 – 10/23/2020	-4.70%	-21.20%	-16.49%	39,216	67%	26,282
Bryan Martin	10/23/2018	10/23/2018 – 10/23/2020	-4.70%	-21.20%	-16.49%	6,127	67%	4,106
	9/19/2017	09/19/2017 – 9/19/2020	11.59%	19.37%	7.78%	7,694	116%	8,890
Dejan Deklich	10/23/2018	10/23/2018 – 10/23/2020	-4.70%	-21.20%	-16.49%	22,059	67%	14,783
	9/19/2017	09/19/2017 – 9/19/2020	11.59%	19.37%	7.78%	11,540	116%	13,334
Matthew Zinn	10/23/2018	10/23/2018 – 10/23/2020	-4.70%	-21.20%	-16.49%	17,157	67%	11,498
As captured in the table above, the relative TSR PSU awards granted to named executive officers in fiscal 2017 and fiscal 2018 were eligible to be earned as follows: 50% of the target opportunity is eligible to be earned on the second and third-year anniversary, in each case subject to our TSR stock price performance.
Executive Stock Ownership Guidelines
Our NEOs are required to acquire and retain an ownership interest in shares of our common stock, equal in value to six times his current base salary in the case of the CEO, and one times his or her initial base salary in the case of other named executive officers, by the fifth anniversary of the employees appointment to the role. Shares counted for this purpose include all shares acquired and held by the NEO, regardless of how acquired, but do not include shares issuable pursuant to unvested RSUs and PSUs.
As of June 15, 2021, only one of our NEOs  — Mr. Martin  —  was subject to the minimum requirements, and he holds a sufficient number of shares to satisfy those minimum requirements, if they had been applied as of such date. Our remaining NEOs are still within the five-year accumulation period of the guidelines and are expected to satisfy their ownership requirement by the time the accumulation period expires.
Health, Welfare, and Other Benefits
We offer health and welfare benefits to our employees, including our executive officers, that are designed to be competitive with overall market practices and to attract, retain, and motivate the talent needed by us to achieve our strategic and financial goals. All United States
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salaried employees, including our named executive officers, are eligible to participate in our Section 401(k) plan, health care coverage, life insurance, disability, paid time-off, and paid holidays.
In addition, we provide our employees, including our named executive officers, with the opportunity to purchase discounted shares of our common stock under our employee stock purchase plan, which is intended to be a qualified plan under Section 423 of the Internal Revenue Code.
Perquisites and Other Personal Benefits
Currently, although we do not have a formal policy relating to perquisites and other personal benefits, we do not view them as a significant component of our executive compensation program. During fiscal 2021 we did not provide any perquisites or other personal benefits to our named executive officers.
In the future, we may provide other perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual named executive officer in the performance of his or her duties, to make our named executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Tax and Accounting Considerations
Section 162(m) of the Code generally disallows a deduction for federal income tax purposes to any publicly-traded corporation for any remuneration in excess of $1 million paid in any taxable year for certain executive officers. The Tax Cuts and Jobs Act repealed the performance-based exception to the deduction limit for remuneration that is deductible in tax years commencing after December 31, 2017. However, certain remuneration is specifically exempt from the deduction limit under a transition rule to the extent that it is “performance-based” as defined in Section 162(m) of the Code and subject to a “written binding contract” in effect as of November 2, 2017 that is not later modified in any material respect. On December 30, 2020, the Internal Revenue Service published final Section 162(m) regulations that generally implement amendments made to Section 162(m) by the Tax Cuts and Jobs Act.
The Compensation Committee periodically reviews the impact of Section 162(m) on the various elements of our executive compensation program. Further, the Compensation Committee believes that, at this time, achieving our compensation objectives is more important than the benefit of tax deductibility. Consequently, the Compensation Committee has, from time to time, awarded incentive compensation that is not exempt from the deduction limit of Section 162(m). Nevertheless, when not inconsistent with these objectives, the Compensation Committee has endeavored to award compensation intended to be deductible for federal income tax purposes.
Policy Prohibiting Derivatives Trading, Hedging and Pledging of Equity Securities
8x8, Inc.’s Insider Trading Compliance Program prohibits our employees, including our executive officers and members of our board of directors, from engaging in transactions involving derivative securities or otherwise that would hedge the risk of ownership of our equity securities and from pledging our equity securities as collateral for a loan.
Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of stock-based compensation awards.
ASC Topic 718 requires us to compute and recognize in our consolidated statement of operations all share-based payments to employees, including grants of options to purchase shares of our common stock and restricted stock unit awards for shares of our common stock to our executive officers and other employees, based on their fair values. ASC Topic 718 also requires us to recognize the compensation cost of these share-based payment awards in our income statements over the period that an award recipient is required to render service in exchange for the option or other award (which, generally, will correspond to the award’s vesting schedule).
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REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021.
THE COMPENSATION COMMITTEE
Eric Salzman, Chair
Jaswinder Pal Singh
Todd Ford
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SUMMARY COMPENSATION TABLE
The following table sets forth certain summary information for the fiscal year indicated with respect to the compensation earned by each of the named executive officers.
Name and Principal Position	Fiscal Year	Salary(11) ($)	Bonus ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compensation(2)(10) ($)	All Other Compensation(1)(6)(7)(8)(9) ($)	Total ($)
David Sipes(4) Chief Executive Officer	2021	142,906	—	26,915,414	—	794	27,059,115
Vikram Verma former, Chief Executive Officer	2021	447,504	—	—	—	2,691,696	3,139,200
	2020	513,333	—	4,900,374	241,664	6,623	5,661,994
	2019	490,000	—	4,492,628	101,490	4,538	5,088,656
Samuel Wilson(5) Chief Financial Officer	2021	422,163	—	2,492,546	—	650,902	3,565,611
Steven Gatoff former, Chief Financial Officer	2021	229,125	—	—	—	310,006	539,131
	2020	385,000	—	2,450,151	114,671	4,685	2,954,507
	2019	171,875	45,000	2,743,323	11,445	3,543	2,975,186
Bryan R. Martin Chief Technology Officer	2021	291,562	—	581,729	—	34,839	908,130
	2020	296,667	—	490,002	84,275	4,478	875,421
	2019	290,000	—	449,232	53,224	4,328	796,784
Dejan Deklich Chief Product Officer	2021	370,179	—	2,092,216	—	13,364	2,475,760
	2020	361,667	—	2,450,151	105,880	3,829	2,921,527
	2019	325,000	—	1,617,329	56,382	3,578	2,002,289
Matthew Zinn Chief Legal Officer	2021	349,914	—	1,020,580	—	6,629	1,377,123
	2020	360,000	—	686,012	88,920	6,021	1,140,953
	2019	186,923	—	1,297,231	27,996	874	1,513,024
Steve Seger Chief Revenue Officer	2021	192,985	—	2,859,490	216,914	3,943	3,273,332

(1)
The amount listed in the “All Other Compensation” column for fiscal year 2021 for Mr. Verma includes payments made in connection to his Separation and Transition Agreement, and company contributions of 401(k) Match, Health Savings Account and Group Term Life Insurance benefits in fiscal 2021. Such separation payments include: base salary continuation at his CEO rate from December 11, 2020 through December 31, 2020 in the amount of $16,037; a lump sum severance payment in the amount of $787,500 representing 150% of his annual salary; an amount equal to his pro-rata portion of his fiscal year 2021 accrued bonus achievement that would have been earned under the Company’s Employee Bonus Plan in the amount of $468,461 in accordance with the Company’s Executive Change-in-Control and Severance Policy; a cash severance payment in the amount of $1,295,296 representing the value of accelerated vesting of a CEO stock grant for the 2021 fiscal year; legal fees of $25,000; COBRA payments accrued of $26,615; and a “Transition Period Payment” in the amount of $66,000.

(2)
During fiscal years 2019, 2020 and 2021, amounts earned under the Management Incentive Plan (MIP) and Executive Bonus Plan (EBP) were in some cases settled by the issuance of fully-vested shares of our common stock rather than payment of cash to our NEO’s. The number of shares of common stock was determined based on the per share closing price of our common stock on the payment date. Earned amounts paid to the NEOs under the MIP and EBP are reported under the “Non-Equity Incentive Plan Compensation” column of this table, even if settled in stock, except PSUs granted in lieu of EBP bonuses for fiscal 2021 are reported in the “Stock Awards” column.

(3)
The amounts reported in this column represent the aggregate grant date fair value of all stock awards computed in accordance with FASB ASC Topic 718, are based upon the probable outcome of any applicable performance conditions, exclude the impact of estimated forfeitures related to service-based vesting conditions and are consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. The stock awards may include for each NEO any or all of the following: (a) restricted stock unit (RSU) awards; and (b) performance unit (PSU) awards. For RSUs, PSUs and stock grants, fair value is computed by multiplying the total number of shares subject to the award (or target number, in the case of PSUs) by the closing price of our common stock on the date of the grant. For a more detailed discussion of the assumptions used to calculate the fair value of our stock awards, refer to note 1 to the consolidated financial statements contained in our 2021 Annual Report on Form 10-K for our fiscal year ended March 31,2021. The following sets forth the fair value in accordance with FASB ASC Topic 718 principles of performance stock units granted in fiscal 2021 based upon achieving the maximum level of performance as of the grant date: Mr. Sipes — $26,915,414; Mr. Wilson — $2,492,546 Mr. Martin — $581,729; Mr. Deklich — $2,092,216; Mr. Zinn — $1,202,580 and Mr. Seger — $2,859,490 The actual value, if any, that an NEO may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award and there is no assurance that the value, if any, eventually realized by the NEO will correspond to the actual amount reported.

(4)
David Sipes began his employment with us on December 10, 2020. Mr. Sipes’ annualized salary for fiscal year 2021 was $525,000.

(5)
Samuel Wilson began his employment with us in September 2017 and became our Chief Financial Officer on June 9, 2020. The information in this table includes compensation earned by him prior to his appointment as CFO. Amounts in “Salary” include commission payments of $58,974 that were paid in fiscal 2021 in connection with services performed as our Chief Customer Officer.

(6)
Amounts listed in the “All Other Compensation” column for Messrs. Sipes and Zinn include Company contributions of 401(k) Match, Health Savings Account and Group Term Life Insurance benefits in fiscal 2021.

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(7)
Amounts listed in the “All Other Compensation” column for Messrs. Decklich and Martin include Company contributions of 401(k) Match, Health Savings Account, Group Term Life Insurance benefits in fiscal 2021 and lump sum payments of $8,769 and $29,998, respectively, accrued PTO in connection with the Company’s change in PTO policy. Amounts listed in the “All Other Compensation” column for Mr. Seger include Company contributions of 401(k) Match, Health Savings Account and Group Term Life Insurance benefits in fiscal 2021

(8)
Amounts listed in the “All Other Compensation” column for Mr. Wilson include expat tax equalization payments of $440,386, relocation payments of $203,045 and Company contributions of 401(k) Match, Health Savings Account and Group Term Life Insurance benefits in fiscal 2021. The expat payments and relocation payments reported correspond with services performed in fiscal 2021 as our Chief Customer Officer in the United Kingdom and Mr. Wilson’s relocation back to California upon his appointment as CFO.

(9)
The amount listed in the “All Other Compensation” column for fiscal year 2021 for Mr. Gatoff includes payments made in connection to his Separation Agreement, 401(k) Match, COBRA and Group Term Life Insurance benefits in fiscal 2021. Separation payments include wages equal to 7 months of salary totaling $227,500, the value of 7 months of COBRA in the amount of $15,810 and a pro-rata portion of his fiscal year 2021 accrued bonus achievement earned under the Company’s Employee Bonus Plan in the amount of $65,075.

(10)
The amount listed in the “Non-Equity Incentive Plan Compensation” column for fiscal year 2021 for Mr. Seger is from his sales incentive plan bonus. See also the discussion under the caption “Fiscal 2021 Compensation Highlights—Sales Incentive Plan.”

(11)
The amounts listed in the "Salary" column includes the fully vested RSUs that each executive elected to receive in lieu of salary for fiscal 2021 based on their elections, which were granted on July 15, 2020, October 15, 2020, January 15, 2021 and April 15, 2021. Executives received the following RSUs in lieu of salary: Mr. Verma — 5,549 shares valued at $112,203, Mr. Wilson — 1,397 shares valued at $31,294; Mr. Martin — 806 shares valued at $18,042, Mr. Deklich — 1,362 shares valued at $30,517; and Mr. Zinn — 968 shares valued at $21,691.

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FISCAL 2021 GRANTS OF PLAN-BASED AWARDS TABLE
The following table sets forth certain information regarding plan-based awards granted to the named executive officers during the fiscal year ended March 31, 2021.
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of shares of stock or Units(3)(4)(#)	Grant Date Fair Value of Stock and Option Awards(5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David Sipes	12/10/2020	—	—	—	187,891	469,728	939,456	—	13,457,707
	12/10/2020	—	—	—	—	—	—	469,728	13,457,707
Vikram Verma	07/15/2020	—	—	—	—	—	—	2,245	35,044
	10/15/2020	—	—	—	—	—	—	2,188	36,168
	01/15/2021	—	—	—	—	—	—	1,116	40,991
Samuel Wilson	06/29/2020	—	—	—	36,411	91,029	182,058	—	1,398,205
	06/08/2020	—	—	—	—	—	—	71,339	1,094,340
	07/15/2020	—	—	—	—	—	—	476	7,430
	10/15/2020	—	—	—	—	—	—	464	7,670
	01/15/2021	—	—	—	—	—	—	236	8,668
Steven Gatoff	—	—	—	—	—	—	—	—	—
Bryan Martin	06/29/2020	—	—	—	9,767	24,418	48,836	—	375,060
	06/29/2020	—	—	—	—	—	—	13,455	206,669
	07/15/2020	—	—	—	—	—	—	275	4,293
	10/15/2020	—	—	—	—	—	—	268	4,430
	01/15/2021	—	—	—	—	—	—	136	4,995
Dejan Deklich	06/29/2020	—	—	—	30,524	76,312	152,624	—	1,172,152
	06/29/2020	—	—	—	—	—	—	59,900	920,064
	07/15/2020	—	—	—	—	—	—	464	7,243
	10/15/2020	—	—	—	—	—	—	452	7,472
	01/15/2021	—	—	—	—	—	—	230	8,448
Matthew Zinn	06/29/2020	—	—	—	15,920	39,800	79,600	—	611,328
	06/29/2020	—	—	—	—	—	—	26,644	409,252
	07/15/2020	—	—	—	—	—	—	330	5,151
	10/15/2020	—	—	—	—	—	—	321	5,306
	01/15/2021	—	—	—	—	—	—	164	6,024
Steven Seger	09/15/2020	—	$218,889	—	—	—	—	—	—
	09/15/2020	—	—	—	33,887	84,719	169,438	—	1,310,603
	09/15/2020	—	—	—	—	—	—	15,403	238,284
	09/15/2020	—	—	—	—	—	—	84,719	1,310,603

(1)
The amount reported in the “Estimated Possible Payouts under Non-Equity Incentive Plan Awards” column represents the target annual bonus Mr. Seger could have earned under his sales incentive bonus plan in fiscal 2021, with no specified minimum or maximum payout. For a more detailed discussion of Mr. Seger’s fiscal 2021 sales incentive bonus plan payout, see “Compensation Discussion and Analysis -Annual Cash Incentive Awards” above. Actual cash sales incentive bonus earned for the fiscal year is reflected in the Summary Compensation Table. Messrs. Wilson, Martin, Deklich and Zinn were granted PSUs in lieu of the EBP in fiscal 2021.

(2)
The amounts reported in the “Estimated Future Payments under Equity Incentive Plan Awards” column represent the number of shares of our common stock subject to performance-based restricted stock unit awards, or PSUs, granted to the named executive officers during fiscal 2021. Such awards may, in the discretion of the Compensation Committee, include the right to the equivalent of any dividends on the shares of common stock covered by the award; provided, however, any such dividends would be paid only if and when the awards vest. The number of shares that can be earned pursuant to the awards ranges from zero to two times the number of shares listed in the “Target” column, depending on the performance of our common stock in relation to the S&P Software & Services Index during the relevant

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performance period (which generally runs from the date of grant until the second or third anniversary of such date) with threshold performance at 40% of target. The performance conditions and other terms applicable to these PSU awards are described in more detail under “Compensation Discussion and Analysis-Long-Term Incentive Compensation” above.
(3)
Awards granted on June 29, 2020 for each NEO include restricted stock units (reported under the “All Other Stock Awards: Number of Shares of Stock or Units” column) and PSUs (reported under the “Estimated Future Payouts Under Equity Incentive Plan Awards” column).

(4)
The amounts reported in this column for June 8, 2020, June 29, 2020, September 15, 2020, and December 10, 2020 are for shares issuable upon vesting of time-based RSU awards that vest over a period of three years from the date of grant, with 33.3% of the shares vesting on the first anniversary of grant and the remaining 66.7% vesting in equal quarterly installments over the next two years, subject to the recipient’s continued employment or other qualifying association with the Company. The amounts reported in this column for July 15, 2020, October 15, 2020 and January 15, 2021 represent each named executive officer’s election to receive fully vested RSUs in lieu of an elected percentage of their base salary. Table does not reflect shares granted on April 15, 2021 as they were granted after the end of the fiscal year.

(5)
Represents the aggregate grant date fair value of the stock-based compensation awards granted to the named executive officers during fiscal 2021, excluding the impact of estimated forfeitures related to service-based vesting conditions, as computed in accordance with ASC 718. For PSUs, fair value is computed by multiplying the target number of shares subject to the award by the closing price of our common stock on the date of the grant, and assumes target performance is the probable outcome.

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FISCAL 2021 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
The following table sets forth certain information concerning outstanding equity awards held by the named executive officers at March 31, 2021.
Name	Date of Grant	Grant Type(2)	Option Awards(1)			Stock Awards(3)		Equity Incentive Plan Awards
			Number of Securities Underlying Unexercised Options(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David Sipes	12/10/2020	2017/RSU	—	—	—	469,728(10)	15,237,976	—	—
	12/10/2020	2017/PSU	—	—	—	—	—	469,728(9)	15,237,976
Vikram Verma	1/19/2012	Option	75,000	4.26	1/19/2022	—	—	—	—
	10/21/2014	Option	126,290	6.86	10/21/2024	—	—	—	—
	9/9/2013	Option	300,000	9.70	9/9/2023	—	—	—	—
	9/19/2017	12A/RSU	—	—	—	30,031(4)	974,206	—	—
	10/23/2018	12A/RSU	—	—	—	24,485(6)	794,293	—	—
	9/17/2019	12A/RSU	—	—	—	41,469(7)	1,345,254	—	—
	10/23/2018	12A/PSU	—	—	—	—	—	73,529(5)	2,385,281
	9/17/2019	12A/PSU	—	—	—	—	—	124,533(8)	4,039,851
Samuel Wilson	10/23/2018	12A/RSU	—	—	—	5,509(6)	178,712	—	—
	9/17/2019	12A/RSU	—	—	—	10,367(7)	336,305	—	—
	6/8/2020	12A/RSU	—	—	—	71,339(10)	2,314,237	—	—
	10/24/2017	2017/RSU	—	—	—	11,169(11)	362,322	—	—
	10/23/2018	12A/PSU	—	—	—	—	—	11,029(5)	357,781
	9/17/2019	12A/PSU	—	—	—	—	—	20,755(8)	673,292
	6/29/2020	12A/PSU	—	—	—	—	—	91,029(9)	2,952,981
Steven Gatoff	—	—	—	—	—	—	—	—	—
Bryan Martin	08/21/2012	Option	17,806	$5.87	08/21/2022	—	—	—	—
	08/21/2012	Option	56,498	$5.87	08/21/2022	—	—	—	—
	10/21/2014	Option	11,288	$6.86	10/21/2024	—	—	—	—
	10/21/2014	Option	42,888	$6.86	10/21/2024	—	—	—	—
	9/22/2015	Option	27,397	$8.15	09/22/2025	—	—	—	—
	9/22/2015	Option	9,731	$8.15	09/22/2025	—	—	—	—
	9/17/2013	Option	74,598	$9.74	09/17/2023	—	—	—	—
	9/17/2013	Option	10,266	$9.74	09/17/2023	—	—	—	—
	10/23/2018	12A/RSU	—	—	—	3,061(6)	99,299	—	—
	9/19/2017	12A/RSU	—	—	—	4,693(4)	152,241	—	—
	10/23/2018	12A/PSU	—	—	—	—	—	6,127(5)	198,760
	9/17/2019	12A/RSU	—	—	—	5,184(7)	168,169	—	—
	9/17/2019	12A/PSU	—	—	—	—	—	10,377(8)	336,630
	6/29/2020	12A/RSU	—	—	—	13,455(10)	436,480	—	—
	6/29/2020	12A/PSU	—	—	—	—	—	24,418(9)	792,120
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Name	Date of Grant	Grant Type(2)	Option Awards(1)			Stock Awards(3)		Equity Incentive Plan Awards
			Number of Securities Underlying Unexercised Options(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dejan Deklich	9/19/2017	12A/RSU	—	—	—	7,039(4)	228,345	—	—
	10/23/2018	12A/RSU	—	—	—	11,018(6)	357,424	—	—
	9/17/2019	12A/RSU	—	—	—	25,918(7)	840,780	—	—
	6/29/2020	12A/RSU	—	—	—	59,900(10)	1,943,156	—	—
	9/17/2019	12A/PSU	—	—	—	—	—	51,888(8)	1,683,247
	6/29/2020	12A/PSU	—	—	—	—	—	76,312(9)	2,475,561
	10/23/2018	12A/PSU	—	—	—	—	—	22,058(5)	715,562
Matthew Zinn	10/23/2018	12A/RSU	—	—	—	8,197(6)	265,911	—	—
	9/17/2019	12A/RSU	—	—	—	7,257(7)	235,417	—	—
	6/29/2020	12A/RSU	—	—	—	26,644(10)	864,331	—	—
	10/23/2018	12A/PSU	—	—	—	—	—	17,156(5)	556,541
	9/17/2019	12A/PSU	—	—	—	—	—	14,528(8)	471,288
	6/29/2020	12A/RSU	—	—	—	—	—	39,800(9)	1,291,112
Steven Seger	9/15/2020	12A/RSU	—	—	—	84,719(10)	2,748,284	—	—
	9/15/2020	12A/PSU	—	—	—	—	—	84,719(9)	2,748,284

(1)
Each outstanding stock option has a 10-year term from the grant date.

(2)
The vesting of any unvested equity awards is subject to the recipient’s continuous service.

(3)
The market value of unvested stock awards is calculated by multiplying the number of unvested stock awards held by the applicable named executive officer by the closing market price of our common stock on the New York Stock Exchange on March 31, 2021, which was $32.44.

(4)
RSU award granted September 19, 2017. 1/4th of the total number of shares vest annually on each grant date anniversary.

(5)
PSU award granted October 23, 2018. Number of shares shown is the number that would be earned at 100% of the target. Between 0% and 200% of the target number of shares may be earned, based on total shareholder return (TSR) of our stock over performance periods ending October 23, 2020 and October 23, 2021 relative to the Russell 2000 Index (^RUT). The terms and conditions applicable to performance share unit awards of the type referenced in this footnote are described in more detail above under “Executive Compensation  —  Long-Term Incentive Compensation.’

(6)
RSU award granted October 23, 2018. Vests over three years, with 1/3rd of the total number of shares vesting on the grant date anniversary, and 1/8th of the remaining shares vesting quarterly thereafter.

(7)
RSU award granted September 17, 2019. 33% of the total number of shares vest on the one year anniversary of the date of grant, and quarterly thereafter.

(8)
PSU award granted September 17, 2019. Number of shares shown is the number that would be earned at 100%. Between 0% and 200% of the target number of shares may be earned, based on total shareholder return (TSR) of our stock over the performance periods ending September 20, 2021 and September 21, 2022 relative to the Russell 2000 Index (^RUT). The terms and conditions applicable to performance share unit awards of the type referenced in this footnote are described in more detail above under “Executive Compensation  —  Long-Term Incentive Compensation.”

(9)
PSU award granted June 29, 2020 (September 15, 2020 in the case of Mr. Seger and December 10, 2020 in the case of Mr. Sipes). Number of shares shown is the number that would be earned at 100% of the target. Between 0% and 200% of the target number of shares may be earned, based on total shareholder return (TSR) of our stock over the performance periods ending June 15, 2021, June 15, 2022, and June 15, 2023 relative to the S&P Software and Services Index. The terms and conditions applicable to performance share unit awards of the type referenced in this footnote are described in more detail above under “Executive Compensation  —  Long-Term Incentive Compensation.”

(10)
RSU award granted June 29, 2020 (June 8, 2020 in the case of Mr. Wilson, September 15, 2020 in the case of Mr. Seger and December 10, 2020 in the case of Mr. Sipes). 33% of the total number of shares vest on the one year anniversary of the date of grant, and quarterly thereafter.

(11)
RSU award granted October 24, 2017. 1/4th of the total number of shares vest annually on each grant date anniversary.

44   8x8, Inc. | PROXY STATEMENT

EXECUTIVE COMPENSATION

FISCAL 2021 OPTION EXERCISES AND STOCK VESTED TABLE
The following table presents, for each of the named executive officers, the number of shares of common stock acquired upon the exercise of stock options and the vesting of stock awards during the fiscal year ended March 31, 2021, and the aggregate value realized upon the exercise or vesting of such awards.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
David Sipes	—	—	—	—
Vikram Verma	66,334	659,692	270,919	4,712,347
Samuel Wilson	—	—	64,809	1,151,259
Steven Gatoff	—	—	61,403	996,328
Bryan Martin	58,696	1,587,727	34,089	210,727
Dejan Deklich	—	—	89,174	1,885,524
Matthew Zinn	—	—	30,513	597,846
Steven Seger	—	—	15,403	530,325

(1)
The value realized has been calculated by multiplying the number of shares acquired upon exercise by the difference between the exercise price and the closing market price of our common stock on the date of exercise.

(2)
The value reported is the closing market price of a share of our common stock on the NYSE on the date of vesting multiplied by the number of shares that vested on that date.

8x8, Inc. | PROXY STATEMENT   45

EXECUTIVE COMPENSATION
EMPLOYMENT ARRANGEMENTS
We extended written employment offer letters or employment agreements to all of our named executive officers when they joined us as employees. The material terms of such offer letters or employment agreements were approved by the Board, in most cases, based on the recommendation of the Compensation Committee. Each of our named executive officers is also subject to our Executive Change-in-Control and Severance Policy, as described below in more detail. In addition, our named executive officers are subject to other general employment policies and procedures and other policies adopted from time to time by the Board, including our Code of Business Conduct and Ethics. Each named executive officer’s offer letter and Mr. Sipes’ employment agreement specifies that his or her employment is “at will,” and each named executive officer is entitled to standard employee benefits, such as the right to participate in medical, dental and vision plans, life insurance, long-term disability, and paid time-off.
Mr. Sipes has agreed by the fifth anniversary of his employment commencement date to acquire and retain an ownership interest in our common stock which is equal in value to six times the amount of his current base salary, or approximately $3,150,000. Each of our other named executive officers has agreed by the fifth anniversary of his or her employment commencement date to acquire and retain an ownership interest in our common stock which is equal in value to one times the amount of his or her initial base salary. As of the date of this proxy statement, Mr. Martin was subject to, and has satisfied, this requirement. None of our other named executive officers has yet reached the fifth anniversary of his employment commencement date.
Mr. Sipes’ Employment Agreement
Mr. Sipes entered into an employment agreement with us on December 9, 2020 (the “Sipes Employment Agreement”), which sets forth his initial base salary of $525,000 per year, target cash bonus of 100% of his annual base salary, and entitlement to the following equity awards upon the Board’s approval: (i) an award of RSUs representing the right to acquire shares of our common stock valued at $9,000,000, vesting over a three-year period, with one-third (1/3) of the total number of RSUs vesting on the first anniversary of the grant date, and one-eighth (1/8) of the remaining number of RSUs vesting on a quarterly basis thereafter and (ii) an award of PSUs representing the right to acquire shares of our common stock valued at $9,000,000 at 100% of the target opportunity. It also sets forth Mr. Sipes’ right to be granted RSUs valued at $200,000, subject to his continued employment through the Company’s regularly scheduled fiscal 2021 bonus payment date. Mr. Sipes will also be eligible to receive an annual equity compensation award in fiscal year 2022 consisting of approximately $2,500,000 in RSUs and approximately $2,500,000 in PSUs, subject to vesting and performance metrics as approved by the Board. Pursuant to his employment agreement, Mr. Sipes has agreed to maintain the confidentiality of the Company’s confidential information and be bound by the Company’s standard form of Confidentiality Information and Inventions Assignment Agreement.
Under the Sipes Employment Agreement, Mr. Sipes is also eligible to receive benefits under the Prior Policy (as defined below) as a “Tier 1” participant, subject to the following modifications: in the event of a change-in-control, to the extent any time-based equity awards would be canceled, such equity awards will accelerate in full immediately prior to the closing of such transaction, and any performance-based equity awards will vest or become canceled in accordance with their terms; the definition of “Good Reason” will include (x) a failure to be elected to the Board, (y) any failure to timely grant the equity awards, or (z) any failure to directly report to the board of directors of the ultimate parent of the Company, including after a change-in-control or a corporate transaction; in the event of a constructive termination that is not in connection with a change-in-control, all outstanding time-based equity awards will accelerate by twenty-four (24) months; and in the event of a constructive termination that is not in connection with a change-in-control, Mr. Sipes will receive 50% of his base salary instead of 150% of his base salary as set forth in the Prior Policy.
Please see our Form 8-K filed on December 10, 2020 for additional information regarding the Sipes Employment Agreement.
Indemnification Arrangements
We have entered into indemnification agreements with each of our current and former directors and the members of our executive management team, including our named executive officers, in addition to the indemnification provided in our certificate of incorporation and by-laws and the 2017, 2013, 2012 and 2006 Stock Plans. Such indemnification agreements require us to indemnify the directors and executive officers to the fullest extent permitted by Delaware law. These agreements, among other things, provide for indemnification of our directors and executive officers for any expenses, including attorneys’ fees, judgments, fines, penalties and settlement amounts reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer.
46   8x8, Inc. | PROXY STATEMENT

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Executive Change-in-Control and Severance Policy
Each of our named executive officers is subject to the Executive Change-in-Control and Severance Policy, as adopted by our Board in October 2017 (the “Prior Policy”) and most recently amended effective May 13, 2021 (the “Policy”). With limited exceptions, the Policy is the sole document governing all aspects of benefits payable to or realizable by our named executive officers eligible to receive benefits under it.
Under the Policy, each named executive officer is entitled to specific benefits upon the following events:
■
a change-in-control;

■
a constructive termination in connection with a change-in-control; and

■
a constructive termination not in connection with a change-in-control

The Policy supersedes and replaces the Prior Policy, except for those named executive officers who are participants under the Prior Policy as of May 13, 2021 who will continue to receive the greater of the benefits offered under the Prior Policy or the Policy.
The table below sets forth the benefits payable to or realizable by the named executive officers in each of the three scenarios above. “Severance” as used in the column headings refers only to the constructive termination scenario not in connection with a change-in-control, where a named executive officer is terminated without cause or resigns for good reason.
As the table indicates, the Policy does not provide for any “single trigger” change-in-control benefits.
	Change-in- Control Benefits	Change-in-Control Severance Benefits	Non-Change-In-Control Severance Benefits
TSR Performance-Based Equity Awards	Performance criteria deemed satisfied as of Change-in- Control date(1)	100% acceleration for shares for which performance criteria are deemed satisfied as Change-in- Control benefit.	None.
Time-Based Equity Awards	None.	100% acceleration.(2)	None.(3)
Cash	None.	100% of base salary + 100% target bonus.(4)	50% of base salary.(5)
Benefits	None.	Continuing medical and other benefits for 12 months after date of termination	COBRA benefits for 6 months after termination.(6)

(1)
The Policy provides for performance to be assessed at the time of the change-in-control (i.e., as if the date of the change-in-control were the last day of the performance period). Any time-based service vesting conditions continue to apply after the change-in-control.

(2)
The Policy provides that, in the event that the change-in-control occurs within 12 months of the executive’s employment start date, only 50% of the shares subject to the award shall vest. However, only Messrs. Sipes and Seger are subject to this limitation, as all of the other named executive officers have been employed for more than 12 months.

(3)
Under the Prior Policy, the CEO was entitled to 12 months acceleration Non-Change-In-Control Severance Benefits; however, as part of his employment agreement, Mr. Sipes is entitled to 24 months acceleration of his time-based equity awards in the event of his constructive termination not in connection with a change-in-control.

(4)
Under the Prior Policy, only the CEO was entitled to 100% of their target bonus Change-In-Control Severance Benefits.

(5)
Under the Prior Policy, executives were entitled to the following percentages of their base salary + prorated % of earned bonus: CEO — 150%; EVP — 100%; and SVP — 75%; however, as part of his employment agreement, Mr. Sipes is only entitled to 50% of his base salary in the event of his constructive termination not in connection with a change-in-control.

(6)
Under the Prior Policy, executives were entitled to the following number of months of continuing medical, life insurance and other benefits for the following post-termination periods: CEO — 18 months; EVP — 12 months; and SVP — 9 months.

Our executive officers are not eligible to receive any severance payments or benefits for any termination of employment other than a constructive termination or upon death or disability.
Potential Payments
The tables below quantify the potential payments and other benefits that would be received by our named executive officers (other than Messrs. Verma and Gatoff, who were no longer serving as named executive officers at the end of the fiscal year) under the Prior Policy upon (a) a constructive termination of employment in connection with a change-in-control and (b) a constructive termination of employment not in connection with a change-in-control or upon death or disability at any time. The separation arrangements with Messrs. Verma and Gatoff are discussed below under the caption “Named Executive Officer Departures During Fiscal Year 2021.” The calculations assume:
8x8, Inc. | PROXY STATEMENT   47

EXECUTIVE COMPENSATION
■
that the triggering event took place on March 31, 2021, the last business day of our last completed fiscal year, and

■
the closing price of our common stock on the NYSE as of March 31, 2021 was the value of the consideration paid for each share of our common stock in the change-in-control, which we refer to as the “Transaction Price,” for purposes of determining the satisfaction of performance requirements under the outstanding PSU awards.

As described above, the occurrence of a change-in-control would not by itself result in any payment or the provision of any benefits to a named executive officer. However, the satisfaction of the performance targets under the named executive officer’s PSU awards will be determined as of the date of such change-in-control, based on the Transaction Price. The shares subject to such PSU awards will be deemed earned as of such date to the extent the performance targets as computed on this basis have been satisfied, but the awards will remain subject to any remaining service, or time-based vesting, requirements, unless and until the employment of the named executive officer is terminated in connection with the change-in-control.
Scenario #1: Constructive Termination In Connection With a Change-in-Control
Name	Cash Severance Payment ($)	Bonus Payment(1) ($)	Value of Accelerated Stock Awards(2) ($)	Health Care and Miscellaneous Benefits(3) ($)	Total Payout ($)
David Sipes	525,000	200,000	38,294,940	150,623	39,170,563
Samuel Wilson	390,000	—	10,197,022	97,645	10,684,667
Bryan Martin	300,000	—	3,021,410	59,114	3,380,524
Dejan Deklich	380,000	—	10,788,184	78,290	11,246,474
Matthew Zinn	360,000	—	5,198,948	104,295	5,663,243
Steve Seger	375,000	—	6,870,711	86,976	7,332,687

(1)
Represents the grant of Mr. Sipes’ “Bonus Award” (as defined in the Sipes Employment Agreement).

(2)
Represents the value of unvested stock awards held by each name executive officer on March 31, 2021, the vesting of which would be accelerated by the applicable triggering event, based on the closing market price of $32.44 per share of our common stock on the NYSE on March 31, 2021.

(3)
The value represented in this column includes the estimated costs of extending medical, dental and life benefits (including converting group to individual policies, where applicable) for the period of time specified in the Executive Change-in-Control and Severance Policy for the tier of benefits corresponding to the named executive officer.

Scenario #2: Constructive Termination Not In Connection With a Change-in-Control
Name	Cash Severance Payment ($)	Bonus Payment(1) ($)	Value of Accelerated Stock Awards(2) ($)	Health Care and Miscellaneous Benefits(3) ($)	Total Payout ($)
David Sipes	262,500	200,000	11,628,449	225,935	12,316,884
Samuel Wilson	390,000	253,500	—	97,645	741,145
Bryan Martin	225,000	180,000	—	44,335	449,335
Dejan Deklich	380,000	247,000	—	78,290	705,290
Matthew Zinn	270,000	198,000	—	78,221	546,221
Steve Seger	375,000	219,697	—	86,976	681,673

(1)
For Mr. Sipes, represents the fixed amount granted in fully vested RSUs set forth in his employment agreement for fiscal 2021. For the other named executive officers, amounts are based on their bonus targets and their bonus entitlements under the Prior Policy.

(2)
Represents the value of unvested stock awards held by the respective Named Executive Officer on March 31, 2021, the vesting of which would be accelerated by the applicable triggering event, based on the closing market price of $32.44 per share of our common stock on the NYSE on March 31, 2021. This includes 24 months acceleration of Mr. Sipes’ time-based equity awards.

(3)
Includes employer and employee share of medical insurance premiums, 401k match, and other miscellaneous employer provided benefits.

Named Executive Officer Departures During Fiscal Year 2021
Separation Agreement with Mr. Verma
As previously disclosed in the Form 8-K filed December 10, 2020, in connection with Mr. Sipes’ hire as CEO, Mr. Verma was terminated without cause. At this time, Mr. Verma became entitled to certain contractual benefits in connection with his departure from the Company. Pursuant to the Separation, Transition and General Release Agreement entered into on December 10, 2020 (the “Verma Separation Agreement), Mr. Verma became entitled to severance benefits under “Tier I” of the Prior Policy as a result of a Constructive Termination Not in Connection With a Change in Control, which included: a lump sum severance payment equal to 150% of his annual base salary in the amount of $787,500; an amount equal to his pro-rata portion of his fiscal year 2021 accrued bonus achievement that would have been
48   8x8, Inc. | PROXY STATEMENT

EXECUTIVE COMPENSATION

earned under the Company’s Employee Bonus Plan in the amount of $468,461 in accordance with the Company’s Executive Change-in-Control and Severance Policy; 12 months acceleration of his time-based equity awards valued at $1,090,297; and 18 months of continued health and welfare benefits as specified in the Prior Policy valued at $26,615.
In order to facilitate a smooth transition and keep Mr. Verma focused on his responsibilities, Mr. Verma also received: continued vesting of existing time-based and performance-based equity awards during the period from December 10, 2020 until April 15, 2021 (the “Transition Period”); an additional nine (9)-month period following the last date of the Transition Period to exercise vested stock options valued at $90,334; a cash payment of $1,295,296 reflecting the value of approximately six (6) months of time-based vesting and an additional twelve (12) months accelerated vesting of a CEO stock grant for the Company’s 2021 fiscal year; continuation of base salary through December 31, 2020 in the amount of $16,037 and an aggregate payment of $66,000 paid during the period from January 1, 2021 through April 15, 2021; a final amount of $66,000 for re-executing and not revoking the Separation Agreement, including the release of claims therein, at the end of the Transition Period in accordance with the terms of the Verma Separation Agreement; and reimbursement for up to $25,000 for attorneys’ and advisers’ fees. The foregoing severance benefits were subject to Mr. Verma’s execution of a general release of claims in favor of the Company and continuing compliance with restrictive covenants including: non-disclosure of proprietary information, confidentiality, non-disparagement and non-solicitation.
Separation Agreement with Mr. Gatoff
As previously disclosed in the Form 8-K filed June 10, 2020, in connection with Mr. Gatoff’s departure, the Company entered into a transition agreement with him to continue to provide services to the Company in a reduced role during a transition period lasting until no later than October 31, 2020. Upon the expiration of the transition period, Mr. Gatoff was paid in a lump sum at such time an amount equal to seven months of his base salary totaling $227,500 plus a prorated amount of his target fiscal year bonus equal to sixty-seven days’ worth of such bonus in the amount of $65,075 and was provided COBRA reimbursements for up to seven months from such date valued in the amount of $15,810. The foregoing severance benefits were subject to Mr. Gatoff’s execution of a general release of claims in favor of the Company and continuing compliance with restrictive covenants including: non-disclosure of proprietary information, confidentiality and non-disparagement. During the transition period, Mr. Gatoff served as a non-executive employee, and continued to receive his base salary and associated benefits.
8x8, Inc. | PROXY STATEMENT   49

EXECUTIVE COMPENSATION
CEO PAY RATIO
This section includes a comparison of the annual total income of our Chief Executive Officer, Mr. Sipes, against the median of the annual total compensation of all of our employees (other than Mr. Sipes), for our 2021 fiscal year, determined in accordance with SEC rules. The methodology we used to calculate the pay ratio is described below.
(A) Annual Total Compensation of Mr. Sipes(1)	$27,441,288
(B) Annual Total Compensation of Median 8x8 Employee	$133,567
(C) Ratio of A/B	205 to 1

(1)
This amount equals Mr. Sipes’ compensation as reported in the Summary Compensation Table plus an additional amount that reflects the annualizing of his base salary, consistent with the applicable U.S. Securities and Exchange Commission guidance.

The pay ratio was calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended, and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.
Methodology
The annual total compensation of Mr. Sipes for fiscal 2021, as set forth in the table above, is the same amount as we reported for Mr. Sipes in the Summary Compensation Table above and was calculated in accordance with Item 402(c) of Regulation S-K.
For fiscal 2021, we identified our median employee in the following manner which reflects the growth of our employee population and international expansion:
■
We determined the pool of qualifying employees (i.e., employees whose compensation data would be considered in our analysis) by identifying each individual who was a full-time, part-time, seasonal or temporary worker for 8x8, Inc. or any of our consolidated subsidiaries as of March 31, 2021. We identified 1,659 such qualifying employees, of which 917 were based in the United States, 325 in the United Kingdom, 283 in Romania, 126 in Asia and the remainder in Australia, Canada and elsewhere. For purposes of this analysis, we excluded consultants and other service-providers who were employed by an unaffiliated third party as of March 31, 2021.

■
We calculated their total target compensation by combining their annual base salary as of March 31, 2021 plus their annual variable compensation for fiscal year 2021 plus the fair value of their fiscal 2021 stock based compensation as of the date of grant.

■
For employees who were paid in currency other than U.S. dollars, we converted the cash portion of their compensation into U.S. dollars based on the average (mean) exchange rate for the month ending March 31, 2021.

■
We did not make any cost-of-living adjustments.

Next, we ordered all of the qualifying employees based on their notional annual total compensation (calculated as described above) and identified the median as the employee in the middle of the ordered list.
Once we identified our median employee, we determined the median employee’s total annual compensation, for purposes of the disclosure in the table above, in accordance with the Item 402(c) of Regulation S-K.
50   8x8, Inc. | PROXY STATEMENT

EXECUTIVE COMPENSATION

PROPOSAL THREE  —  ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The Board unanimously recommends that the stockholders vote “FOR” approval of our executive compensation as expressed in the foregoing resolution.
We are providing stockholders with an advisory vote on executive compensation as required by Section 14A of the Exchange Act, and the policy we adopted in 2017 following a non-binding vote by the stockholders to seek this advisory vote annually.
This vote is advisory, and, therefore, not binding on us, the Board, or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders, and to the extent there is any significant vote against the compensation of our named executive officers, as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
The stockholders provided an advisory vote approving our fiscal 2020 executive compensation program at the 2020 Annual Meeting of Stockholders.
As discussed in the Compensation Discussion and Analysis, we have designed our executive compensation program to develop, motivate and retain high quality executive officers, align executive compensation with our strategies and business objectives and the long-term creation of stockholder value, and provide meaningful equity ownership by our executive officers.
Effective pay-for-performance alignment is an important objective of our Compensation Committee in the design of our executive compensation program, particularly regarding the compensation of our newly hired CEO. To further this objective in fiscal 2021:
■
Our CEO’s 2021 new hire grant, targeted at $18 million, was offset in his employment agreement by a commitment to a 2022 grant targeted at $5 million, split equally between RSUs and PSUs.

■
Our most senior executives received PSUs in lieu of participating in our short-term incentive plan in order to maximize cash available to take advantage of key business opportunities available, and to keep them focused on driving increased shareholder returns and long-term success of the Company.

■
Our CEO’s compensation in fiscal 2021 was weighted heavily to performance-based incentives with approximately 50% of our CEO’s total compensation deemed at-risk  —  delivered in the form of equity with long- term vesting requirements tied to our total shareholder return, or TSR, during the performance period.

The foregoing is only a brief summary of a few select aspects of our fiscal 2021 executive compensation program. The Board encourages you to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures on compensation under Executive Compensation, and to cast a vote to approve our executive compensation programs and the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the fiscal year 2021 Summary Compensation Table and the other related tables and disclosure.”
8x8, Inc. | PROXY STATEMENT   51

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 31, 2021 by:
■
each person (or group of affiliated persons) who is known by us to own beneficially 5% or more of our common stock;

■
each of our directors and nominees for election as directors;

■
each of the named executive officers; and

■
all directors and officers as a group.

Ownership information is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power, and also includes any shares that the person has the right to acquire within 60 days of the date as of which the beneficial ownership determination is made. Applicable percentages are based upon 109,134,740 voting shares issued and outstanding as of May 31, 2021, and treating any shares that the holder has the right to acquire within 60 days as outstanding for purposes of computing their percent ownership. Unless otherwise noted, the address of the beneficial owner is c/o 8x8, Inc. 675 Creekside Way, Campbell, CA 95008.
Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Named Executive Officers & Directors(1):
David Sipes	6,000	0.0%
Vikram Verma(2)	1,284,208	1.2%
Samuel Wilson	70,571	0.1%
Steven Gatoff	24,172	0.0%
Bryan Martin(3)	432,472	0.4%
Dejan Deklich	39,471	0.0%
Matt Zinn	6,050	0.0%
Steve Seger	11,001	0.0%
Eric Salzman	152,101	0.1%
Jaswinder Pal Singh	95,477	0.1%
Vladimir Jacimovic	100,740	0.1%
Monique Bonner	20,437	0.0%
Todd Ford	10,704	0.0%
Elizabeth Theophille	13,168	0.0%
All officers and directors as a group (14 persons)(4)	2,226,572	2.2%
5% Stockholders:
BlackRock Fund Advisors(5)	18,584,252	17.0%
Sylebra Capital Management(6)	12,753,228	11.7%
The Vanguard Group, Inc.(7)	11,113,802	10.2%
Tiger Global Management, LLC(8)	9,000,000	8.2%
(Footnotes to the table appear on the following page)
52   8x8, Inc. | PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)
Includes the following number of shares (rounded) issuable upon the exercise of stock options or the vesting of restricted stock units that were expected to be exercisable or to vest within 60 days of May 31, 2021:

Vikram Verma	575,785	Eric Salzman	75,000
Steven Gatoff	5,930	Jaswinder Pal Singh	75,000
Bryan R. Martin	310,188	Vladimir Jacimovic	75,000
Dejan Deklich	3,672	Monique Bonner	—
Matt Zinn	2,732
Todd Ford	2,072
Elizabeth Theophille	2,023	All officers and directors as a group (14 persons)(4)	1,136,583

(2)
Of these shares, 1,094,976 are held by the Vikram and Sandra Verma 2005 Trust, U/A/D March 20, 2005, as amended, over which Mr. Verma has investment control.

(3)
Of these shares, 176,554 are held by the Martin Family Trust, U/A/D August 3, 2000, as amended, over which Mr. Martin has investment control.

(4)
Includes (a) each of the directors listed in this table and (b) each of the named executive officers as of May 31, 2021.

(5)
This information is based solely on Form 13F-HR filed with the SEC by BlackRock, Inc. on May 7, 2021 reporting share ownership as of March 31, 2021. Blackrock reported that it had sole dispositive power over all of the shares beneficially owned and sole voting power over 18,176,427 of the shares beneficially owned. The principal business address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(6)
This information is based solely on Form 13F-HR filed with the SEC by Sylebra Capital Ltd on May 18, 2021 reporting share ownership as of March 31, 2021. Sylebra reported that it had sole investment discretion and sole voting authority with respect to all 12,753,228 of the shares beneficially owned. The principal business address of Sylebra is 28 Hennessy Road, 20th Floor, Wan Chai, Hong Kong, K3 00000.

(7)
This information is based solely on Form 13F-HR filed with the SEC by The Vanguard Group on May 14, 2021 reporting share ownership as of March 31, 2021. Vanguard reported that it had shared voting power over 245,738 shares of the shares beneficially owned; sole dispositive power over 10,779,803 of such shares; and shared dispositive power over 333,999 of such shares. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(8)
This information is based solely on Form 13F-HR filed with the SEC by Tiger Global Management, LLC on May 17, 2021 reporting share ownership as of March 31, 2021. Tiger Global Management reported that it had sole investment discretion and sole voting authority with respect to all 9,000,000 of the shares beneficially owned. The principal business address of Tiger Global Management, LLC is 9 West 57th Street, 35th Floor, New York, New York 10019.

8x8, Inc. | PROXY STATEMENT   53

STOCKHOLDERS PROPOSALS FOR 2022 ANNUAL MEETING
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2022 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than February 24, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to: 8x8, Inc., Attention: Secretary, 675 Creekside Way, Campbell, CA 95008.
Our by-laws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our Board of Directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our by-laws. To be timely, a stockholder proposal to be presented at an annual meeting must be received by our Secretary at our principal executive offices not less than 90 nor more than 120 calendar days in advance of the first anniversary of the date our proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. For our 2022 annual meeting of stockholders, a timely stockholder notice must be received by our Secretary at our principal executive offices: not earlier than February 24, 2022; and not later than the close of business on March 26, 2022. In the event that we hold the 2022 annual meeting of stockholders more than 30 days before or after the one-year anniversary of this year’s annual meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the 10th day following the day on which the date of the annual meeting is publicly disclosed. If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
54   8x8, Inc. | PROXY STATEMENT

VOTING RIGHTS, QUORUM AND REQUIRED
VOTE
GENERAL
The accompanying proxy is solicited by the Board of Directors of 8x8, Inc. (referred to throughout this proxy statement as “8x8,” the “Company,” “we,” “us,” and “our”), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held August 5, 2021, at 11:00 a.m., Pacific time, or at any adjournments or postponements thereof. The 2021 Annual Meeting will be held virtually via live interactive webcast on the Internet at www.virtualshareholdermeeting.com/8x82021. Our telephone number is (408) 727-1885.
You will not be able to attend the 2021 Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the internet at www.virtualshareholdermeeting.com/8x82021. Our Board annually considers the appropriate format of our annual meeting. In light of the unprecedented coronavirus (COVID-19) global pandemic and the worldwide impact on travel and public gatherings, and in consideration of the health and well-being of our employees and stockholders, we will only be hosting the 2021 Annual Meeting via live webcast on the Internet. Hosting the Annual Meeting via the Internet also provides expanded access, improved communication, reduced environmental impact and cost savings for our stockholders and the Company. Hosting a virtual meeting enables increased stockholder attendance and participation since stockholders can participate and ask questions from any location around the world, and provides us an opportunity to give thoughtful responses. In addition, we intend that the virtual meeting format will provide stockholders a similar level of transparency to the traditional in person meeting format and we take steps to ensure such an experience. Our stockholders will be afforded similar opportunities to participate at the virtual 2021 Annual Meeting as they would at an in person annual meeting of stockholders.
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet.
On or about June 24, 2021, we expect to mail to our stockholders as of the record date of June 10, 2021 (the “Record Date”) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2021 Annual Meeting of Stockholders (the “Proxy Statement”), our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 (the “Annual Report”) and proxy card. All you have to do is enter the 16-digit control number located on your proxy card.
Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
On the Record Date, we had 110,168,778 shares of common stock issued and outstanding, including shares held in street name and shares held by registered stockholders.
In addition, stockholders who wish to view our Annual Report, as filed with the Securities and Exchange Commission, or SEC, including our audited financial statements, will find it available on the Investor Relations section of our website at http://www.8x8.com/. To request a printed copy of our Proxy Statement and Annual Report, which we will provide to you free of charge, either: write to 8x8’s Investor Relations Department at 8x8, Inc., 675 Creekside Way, Campbell, CA 95008; call us at (408) 495-2524; or email us at investor.relations@8x8.com.
The information in this proxy statement relates to the proposals to be voted on at the 2021 Annual Meeting, the voting process, our corporate governance, the compensation of our directors and named executive officers in fiscal 2021, and other required information.
VOTING
Each holder of one or more shares of 8x8 common stock issued and outstanding as of the Record Date is entitled to vote on all proposals presented at the 2021 Annual Meeting. Each such holder is entitled to one vote for each share of common stock held as of the Record Date. You may vote all shares that you owned as of the Record Date, whether held directly in your name as the stockholder of record or held for you (for example, by a broker, trustee or nominee) in street name as the beneficial owner. You may receive more than one Notice. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice. Please vote using each 16-digit control number and proxy card that you receive.
WAYS TO VOTE.   If you are a stockholder of record, there are four ways to vote:
■
by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on August 4, 2021 (have your Notice or proxy card in hand when you visit the website);

■
by toll-free telephone until 11:59 p.m. Eastern Time on August 4, 2021 at 1-800-690-6903 (be sure to have your Notice or proxy card in hand when you call);

8x8, Inc. | PROXY STATEMENT   55

VOTING RIGHTS, QUORUM AND REQUIRED VOTE
■
by completing and mailing your proxy card so it is received prior to the Annual Meeting (if you received printed proxy materials); or

■
by attending and voting at the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/8x82021, where stockholders may vote and submit questions (before and during) the Annual Meeting (have your Notice or proxy card in hand when you visit the website).

Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/8x82021. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions during the Annual Meeting.
Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy prior to the Annual Meeting so that your vote will be counted if you later decide not to attend the Annual Meeting. If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares live at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
REVOCABILITY OF PROXIES.   Your proxy is revocable and you may change your vote at any time prior to the vote at the 2021 Annual Meeting. If you are the stockholder of record, you may change your vote by:
■
granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above, at any time before the deadline for submitting proxies under that method;

■
providing a written notice of revocation to 8x8, Inc., Attn: Secretary, 675 Creekside Way, Campbell, CA 95008, prior to your shares being voted; or

■
attending and voting at the virtual Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

QUORUM.   The quorum requirement for holding and transacting business at the 2021 Annual Meeting is that holders of a majority of the voting power of the issued and outstanding shares of our common stock as of the Record Date must be present virtually or represented by proxy. Abstentions, withhold votes and broker non-votes are counted for the purpose of determining the presence of a quorum.
COUNTING VOTES.   An automated system administered by Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate stockholder votes by proxy instructions submitted by beneficial owners over the Internet, by telephone, or by proxy cards mailed to Broadridge. Broadridge will also tabulate stockholder votes submitted by proxies submitted by stockholders of record. The inspector of the election will tabulate votes cast virtually at the 2021 Annual Meeting.
Broker Non-Votes.   Brokers holding shares in street name for customers have discretionary authority to vote on some matters when they have not received instructions from the beneficial owners of shares. A broker “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner signs and returns a proxy with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”) but does not vote on a particular matter due to a lack of discretionary voting power and instructions from the beneficial owner. Under listing rules governing voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters but not on non-routine matters. At the Annual Meeting, only Proposal No. 2 (ratification of appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal 2021 audit) is considered a routine matter. Therefore, absent your instructions the shares held for you in street name will not be voted on any other matter at the Annual Meeting. Broker non-votes are excluded from the tabulation of votes cast on each proposal and will not affect the outcome of the vote on any of the proposals at the Annual Meeting.
Abstentions.   Abstentions are counted as present and entitled to vote for purposes of establishing a quorum. An abstention will have no effect on the election of directors under Proposal No. 1 (Election of Directors), because directors are elected by plurality vote. However, an abstention will have the same effect as a vote “against” Proposal No. 2 (Ratification of Independent Accounting Firm) because the required approval is a majority of votes present and entitled to vote at the meeting. As well, an abstention will have the same effect as a vote “against” Proposal No. 3 (Advisory Vote to Approve Executive Compensation) because we will consider our executive compensation approved on an advisory basis based on a majority of the votes present and entitled to vote at the meeting.
INSPECTOR OF ELECTIONS.   The inspector of elections will be a representative from the Company.
56   8x8, Inc. | PROXY STATEMENT

VOTING RIGHTS, QUORUM AND REQUIRED VOTE

VOTING REQUIREMENTS
The voting requirements for the proposals that we will consider at the Annual Meeting are:
PROPOSAL	VOTING REQUIREMENT
1. Election of seven directors to serve until 2022 Annual Meeting.	The seven nominees receiving the most votes cast “FOR” their election shall be elected as directors.(1)
2. Ratification of appointment of Moss Adams LLP as independent registered public accounting firm for fiscal 2022.	An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on this proposal at the Annual Meeting will constitute approval of this proposal.
3. Advisory vote to approve executive compensation for fiscal 2021.
An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on this proposal at the Annual Meeting will be considered approval of this proposal.(2)

(1)
Pursuant to a policy adopted by the Board, any director nominee who fails to receive more votes cast “FOR” his or her election than “WITHHELD” is expected to tender his or her resignation to the Governance and Nominating Committee of the Board, which is responsible for considering each resignation tendered under the policy and recommending to the Board whether or not to accept the resignation.

(2)
This is an advisory vote. Neither we nor the Board will be bound by the results of the vote on this proposal.

SOLICITATION OF PROXIES
PERSONS INVOLVED IN SOLICITATION.   8x8 is making this solicitation.
MANNER AND COST OF SOLICITATION.   Proxies may be solicited by mail, in person, by telephone, and via the Internet. 8x8 will pay the costs of this solicitation, including the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges you may incur. If you choose to vote by telephone, you are responsible for any telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.
8x8, Inc. | PROXY STATEMENT   57

OTHER MATTERS
The Board knows of no other matters to be presented for stockholder action at the 2021 Annual Meeting. However, if other matters do properly come before the 2021 Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders.
BY ORDER OF THE BOARD
Jaswinder Pal Singh, Chairman
San Jose, California
June 24, 2021
58   8x8, Inc. | PROXY STATEMENT

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

D56628-P59067

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

8X8, INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYD56628-P59067Nominees:01) Jaswinder Pal Singh02) David Sipes03) Monique Bonner04) Todd Ford05) Vladimir Jacimovic06) Eric Salzman07) Elizabeth Theophille2. To ratify the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year endingMarch 31, 2022.The Board of Directors recommends you vote FOR proposals 2 and 3.3. To vote, on an advisory and non-binding basis, on the compensation of the Company's named executive officers (as set forth in the proxy statement).! ! !1. Election of DirectorsForAllWithholdAllFor AllExceptFor Against Abstain! ! !! ! !Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.8X8, INC. To withhold authority to vote for any individualnominee(s), mark "For All Except" and write theThe Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below.following:8X8, INC.ATTN: INVESTOR RELATIONS675 CREEKSIDE WAYCAMPBELL, CA 95008VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic deliveryof information up until 11:59 p.m. Eastern Time the day before the cut-off dateor meeting date. Have your proxy card in hand when you access the web siteand follow the instructions to obtain your records and to create an electronicvoting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/8X82021You may attend the meeting via the Internet and vote during the meeting. Havethe information that is printed in the box marked by the arrow available andfollow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Haveyour proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.D56629-P590678X8, INC.Annual Meeting of StockholdersAugust 5, 2021 11:00 AM PDTThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) David Sipes and Matthew Zinn, or either of them, as proxies, each with the power to appointhis substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of theshares of common stock of 8X8, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to beheld at 11:00 AM, PDT on August 5, 2021, live via the Internet at www.virtualshareholdermeeting.com/8X82021.THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN.IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THEPERSONS AND THE PROPOSALS ON THE REVERSE SIDE HEREOF IN ACCORDANCE WITH THE BOARD OF DIRECTORS'RECOMMENDATIONS, AND IN THE BEST JUDGMENT OF THE PROXIES ON ALL OTHER MATTERS AS MAY BE PROPERLYBROUGHT BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.Continued and to be signed on reverse side